UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CENTRAL PACIFIC FINANCIAL CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
APRIL 29, 2021 ANNUAL MEETING
YOUR VOTE IS IMPORTANT
March 10, 2021
Dear Fellow Shareholder:
On behalf of your Board of Directors, we cordially invite you to attend the 2021 Annual Meeting of Shareholders of Central Pacific Financial Corp. The Annual Meeting will be held on Thursday, April 29, 2021, at 11:00 a.m., Hawaii time. Due to the public health impact of the coronavirus outbreak (COVID-19), and to support the health and well-being of our employees and shareholders, this year’s Annual Meeting will be held virtually. You can attend online at www.virtualshareholdermeeting.com/CPF2021, where you will be able to vote and submit questions electronically during the Annual Meeting. You may vote before the Annual Meeting at www.proxyvote.com. Specific Instructions for accessing the Annual Meeting are provided on the notice, proxy card or voting instruction form you received (and please have this notice, proxy card or voting instruction form available when you visit the website) and in the “Attending the Meeting” section of the Proxy Statement.
This year, we will again be using the “Notice and Access” method of providing proxy materials to shareholders via the Internet. We believe that this process provides shareholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. We will mail to most of our shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the Form 10-K and vote electronically via the Internet. This notice will also contain instructions on how to receive a paper copy of the proxy materials. All shareholders who do not receive a notice will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email.
The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe proposals to be acted upon at the Annual Meeting. Please give these materials your prompt attention. Then, we ask that you vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that are included with these materials, to ensure that your shares are represented and voted at the meeting. Shareholders who attend the meeting may withdraw their proxy and vote at the meeting if they wish to do so. Your vote is important, so please act at your earliest convenience.
We appreciate your continued interest in Central Pacific Financial Corp.
Sincerely,

Paul K. Yonamine
Chief Executive Officer

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 29, 2021
TO THE SHAREHOLDERS OF CENTRAL PACIFIC FINANCIAL CORP.:
NOTICE IS HEREBY GIVEN that, pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (the “Meeting”) of Central Pacific Financial Corp. (the “Company”) will be held virtually on Thursday, April 29, 2021, at 11:00 a.m., Hawaii time. The Meeting will be a completely virtual meeting of shareholders, to be conducted via live audio webcast. You will be able to attend the Meeting and submit your questions during the Meeting by attending virtually at www.virtualshareholdermeeting.com/CPF2021. The Meeting is being held for the purpose of considering and voting upon the following proposals:
1.
Election of Directors.
To elect up to eleven (11) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in the accompanying Proxy Statement.

2.	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).
3.

Ratification of Appointment of Independent Registered Public Accounting Firm.
To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

4.	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.
Only those shareholders of record at the close of business on February 24, 2021 shall be entitled to notice of and to vote at the Meeting.
Dated: March 10, 2021
By Order of the Board of Directors,

GLENN K.C. CHING
Executive Vice President and Corporate Secretary
Important notice regarding the availability of proxy materials for the annual shareholders’ meeting to be held on April 29, 2021.

Our Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are accessible, free of charge, at https://www.cpb.bank/2021proxy and https://www.proxyvote.com.
YOUR VOTE IS IMPORTANT. SHAREHOLDERS ARE URGED TO VOTE AND CAN DO SO BY INTERNET, TELEPHONE OR BY MAIL, AS SET FORTH IN THE VOTING INSTRUCTIONS OR PROXY CARD THAT ARE INCLUDED WITH THESE MATERIALS. SHAREHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE AT THE MEETING IF THEY WISH TO DO SO.

CENTRAL PACIFIC FINANCIAL CORP.
220 South King Street
Honolulu, Hawaii 96813
(808) 544-0500
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 2021
INTRODUCTION
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Central Pacific Financial Corp. (the “Company”) for use at the 2021 Annual Meeting of Shareholders (the “Meeting”) of the Company to be held online at www.virtualshareholdermeeting.com/CPF2021 on Thursday, April 29, 2021, at 11:00 a.m., Hawaii time, and at any and all adjournments or postponements thereof. The Notice of Internet Availability of Proxy Materials, this Proxy Statement and accompanying form of proxy or voting instruction card, are first being made available to shareholders on or about March 10, 2021.
Proposals to be Considered
The proposals to be considered and voted upon at the Meeting will be:
(1)
Election of Directors. To elect up to eleven (11) persons to the Board of Directors for a term of one (1) year and to serve until their successors are elected and qualified, as more fully described in this Proxy Statement.

(2)	Executive Compensation. To approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers.
(3)
Ratification of Appointment of Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

(4)	Other Business. To transact such other business as may properly come before the Meeting and at any and all adjournments or postponements thereof.
Record Date, Outstanding Securities and Voting Rights
The Board fixed the close of business on February 24, 2021 as the record date (the “Record Date”) for the determination of the shareholders of the Company entitled to notice of and to vote at the Meeting. Only holders of record of shares of the Company’s Common Stock (“Common Stock”) at the close of business on the Record Date will be entitled to vote at the Meeting and at any adjournment or postponement of the Meeting. There were 28,217,452 shares of the Company’s Common Stock, no par value, issued and outstanding on the Record Date, held by approximately 2,740 holders of record. There are no other classes of shares of the Company’s capital stock outstanding.
Each holder of Common Stock will be entitled to one (1) vote, virtually in person or by proxy, for each share of Common Stock standing in the holder’s name on the books of the Company as of the Record Date on any matter submitted to the vote of the shareholders.
Quorum
The required quorum for the transaction of business at the Meeting is a majority of the total outstanding shares of Common Stock entitled to vote at the Meeting, either present virtually in person or represented by proxy. Abstentions will be included in determining the number of shares present at the Meeting for the purpose of determining the presence of a quorum.
Broker Authority to Vote
Under the rules of the National Association of Securities Dealers, Inc., member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker who holds shares in street name for
1

PROXY STATEMENT
customers has the authority to vote on certain “routine” proposals if it has transmitted proxy soliciting materials to the beneficial owner but has not received instructions from that owner. NYSE member brokers will not be permitted to vote on proposal numbers 1 or 2 unless they receive instructions from their customers. NYSE rules permit member brokers that do not receive instructions from their customers, to vote on proposal number 3 as discussed above in their discretion.
Vote Required to Approve the Proposals
The following chart sets forth the required vote to approve each proposal to be considered and voted upon at the Meeting, and the effect of “Withhold” votes, abstentions, and broker non-votes.
Proposal	Required Vote	Effect of “Withhold” Votes, Abstentions, Broker Non-Votes
Proposal 1—Election of Directors	Affirmative vote of a plurality of the shares of Common Stock present virtually in person or by proxy and entitled to vote.	“Withhold” votes will have the effect of a vote AGAINST the election of directors. Broker non-votes will have no effect on the voting for the election of directors.
Proposal 2—Proposal relating to an advisory (non-binding) vote on executive compensation (“Say-On-Pay”)	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Proposal 3—Ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.	Affirmative vote of a majority of the shares of Common Stock represented and voting on the matter.	Abstentions and broker non-votes will have no effect in calculating the votes on this matter.
Additional information regarding each of these proposals is provided in the section titled “DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS” (for Proposals 1 through 3 above).
The following is the Board’s recommendation with respect to each of the proposals to be considered and voted upon at the Meeting:

Proposal 1	The Board recommends a vote “FOR” the election of all nominees as directors.
Proposal 2	The Board recommends a vote “FOR” the compensation of the Company’s named executive officers.
Proposal 3	The Board recommends a vote “FOR” ratification of the appointment of Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.
It is not anticipated that any matters will be presented at the Meeting other than as set forth in the accompanying Notice of the Meeting and this Proxy Statement. If any other matters are presented properly at the Meeting, however, the proxy will be voted by the proxy holders in accordance with the recommendations of the Board or, if no recommendation is given, in their own discretion.
Voting
You may vote by internet, telephone or by mail, as set forth in the voting instructions or proxy card that is provided to you.
Voting by Internet or Telephone. Voting by internet or telephone is fast and convenient and your vote is immediately confirmed and tabulated. The internet and telephone voting procedures are designed to authenticate votes cast by use of a personal identification number which is provided with your voting instructions. These procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you vote by internet or telephone, you do not have to mail in a proxy card, but your vote must be received by the voting deadline set forth in your voting instructions.
Voting by Mail. If you wish to vote by mail, you may request a paper copy of these materials which will include a proxy card. If you vote by proxy card, be sure to complete, sign, date and mail your proxy card in the accompanying postage-prepaid envelope by the voting deadline set forth on the proxy card.
If your shares are held by a bank, broker or other nominee, please follow the instructions provided with your proxy materials to determine if internet or telephone voting is available. If your bank or broker does make internet or telephone voting available, please follow the voting instructions provided by your bank or broker.
If you vote by internet or by telephone, you should not return a proxy card.
2	2021 Proxy Statement

PROXY STATEMENT
Revocability of Proxies
Any shareholder who executes and delivers a proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date. A proxy may also be revoked by attending the Meeting and voting virtually in person at the Meeting, or by following the instructions at www.virtualshareholdermeeting.com/CPF2021. Subject to such revocation, all shares represented by a properly executed proxy received in time for the Meeting will be voted by the proxy holders in accordance with the instructions on the proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or nominee regarding the revocation of proxies.
Solicitation of Proxies
This solicitation of proxies is made on behalf of the Board and the Company will bear the costs of the preparation of proxy materials and the solicitation of proxies for the Meeting. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company or its subsidiary, Central Pacific Bank (the “Bank”), may solicit proxies personally, by telephone, electronically or by other means of communication. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to beneficial owners. The Company has retained D.F. King & Co., Inc. to assist it in connection with the solicitation of proxies for a fee of approximately $8,500, plus reimbursement of expenses.
Attending the Meeting
This year’s Meeting will be held virtually, and the Board of Directors and certain members of Company management may log in to the Meeting from remote locations.
How to Participate in the Meeting
Visit www.virtualshareholdermeeting.com/CPF2021. Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials, proxy card, or voting instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 10:45 a.m. Hawaii time on April 29, 2021. The meeting will begin promptly at 11:00 a.m. Hawaii time.

How to Get Help with Technical Difficulties	If you encounter any difficulties accessing the Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Meeting log-in page.
How to Ask Questions at the Meeting
Shareholders will be able to submit questions during the Meeting by logging into www.virtualshareholdermeeting.com/CPF2021, typing a question into the “Ask a Question” field, and clicking “Submit”.
There will be two question and answer sections during the Meeting:

	(1)	one for questions about one of the proposals to be considered and voted upon at the Meeting; these questions will be answered before the voting is closed; and
	(2)	one following adjournment of the formal business of the Meeting, for appropriate general questions from shareholders regarding the Company.

The Company will try to answer as many shareholder-submitted questions as time permits that comply with the Meeting rules of conduct posted on the virtual Meeting website. If there are proper questions that comply with the meeting rules of conduct posted on the virtual Meeting website that cannot be answered during the Meeting due to time constraints, a Company representative will reach out to those shareholders whose questions were not addressed at the meeting to answer their questions.

Additional Questions	Email Company’s Investor Relations team at investor@cpb.bank.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2021.
The Company’s Proxy Statement and Annual Report on Form 10-K for the fiscal year ended December 31, 2020 are available free of charge at https://www.cpb.bank/2021proxy and at https://www.proxyvote.com.
In addition, the Company will provide without charge, upon the written request of any shareholder, a copy of the Company’s Annual Report on Form 10-K including the financial statements and the financial statement schedules, required to be filed with the United States Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2020. Requests should be directed to Central Pacific Financial Corp., Attn: Investor Relations, P.O. Box 3590, Honolulu, Hawaii 96811 or to https://www.proxyvote.com.
The Company will also deliver promptly upon written or oral request a separate copy of the Company’s Annual Report on Form 10-K and the Company’s Proxy Statement, to any shareholder who shares an address with other shareholders and where only one (1) set of materials were sent to that address to be shared by all shareholders at that address.
3

PROXY STATEMENT
We are furnishing materials to our shareholders primarily via the internet instead of mailing printed copies of those materials to our shareholders. By doing so, we save costs and reduce the environmental impact of the Meeting. On March 10, 2021, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to shareholders. The Notice contains instructions about how to access our proxy materials and vote online or by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.
Principal Shareholders
Based on filings made under Section 13(d) and Section 13(g) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), as of February 24, 2021, the following were the only persons known to management of the Company to beneficially own more than five percent (5%) of the Company’s outstanding Common Stock:
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, New York 10055	4,132,095	14.7%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,828,038	10.03%
(1)
Pursuant to Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021, wherein BlackRock, Inc. reported sole voting power as to 4,089,391 shares of Company Common Stock, and sole dispositive power as to 4,132,095 shares of Company Common Stock.

(2)
Pursuant to Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021, wherein The Vanguard Group reported sole voting power as to 0 shares of Company Common Stock, shared voting power as to 25,559 shares of Company Common Stock, sole dispositive power as to 2,780,118 shares of Company Common Stock, and shared dispositive power as to 47,920 shares of Company Common Stock.

Security Ownership of Directors, Nominees and Executive Officers
The following table sets forth certain information regarding beneficial ownership of Common Stock by each of the current directors, nominees, and the Named Executive Officers (as defined under “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS—COMPENSATION DISCUSSION AND ANALYSIS”), as well as all directors and executive officers as a group, as of the close of business on February 24, 2021. Unless otherwise noted, the address of each person is c/o Central Pacific Financial Corp., 220 South King Street, Honolulu, Hawaii 96813.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Current Directors and Nominees
Christine H. H. Camp	127,401(3)	*
Earl E. Fry	62,146(4)	*
Wayne K. Kamitaki	25,113(5)	*
Paul J. Kosasa	58,250(6)	*
Duane K. Kurisu	23,615(7)	*
Christopher T. Lutes	6,260(8)	*
Colbert M. Matsumoto	277,417(9)	1.0%
A. Catherine Ngo	211,411(10)	*
Saedene K. Ota	17,459(11)	*
Crystal K. Rose	47,084(12)	*
Paul K. Yonamine	34,191(13)
Named Executive Officers
Kevin V. Dahlstrom	6,777(14)	*
Arnold D. Martines	31,541(15)	*
David S. Morimoto	33,910(16)	*

All Directors and Current Executive Officers as a Group (14 persons)	939,031(17)	3.3%
*	Less than one percent (1%).
4	2021 Proxy Statement

PROXY STATEMENT
(1)
Except as otherwise noted below, each person has sole voting and investment power with respect to the shares listed. The numbers shown include the shares actually owned as of February 24, 2021 and, in accordance with Rule 13d-3 under the Exchange Act, any shares of Common Stock that the person has the right or will have the right to acquire within sixty (60) days of February 24, 2021. For restricted stock awards which have not vested, individuals have voting power with respect to such shares but no investment power.

(2)
In computing the percentage of shares beneficially owned by each person or group of persons named above, any shares which the person (or group) has a right to acquire within sixty (60) days after February 24, 2021 are deemed outstanding for the purpose of computing the percentage of Common Stock beneficially owned by that person (or group) but are not deemed outstanding for the purpose of computing the percentage of shares beneficially owned by any other person.

(3)
103,196 shares of Common Stock are held by Ms. Camp as trustee of the Christine Camp Revocable Trust. 6,112 shares of Common Stock are directly held by Ms. Camp. 17,028 shares of Common Stock are held for Ms. Camp’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 1,065 shares of Common Stock are held in Ms. Camp’s Simplified Employee Pension Plan Individual Retirement Account.

(4)
50,250 shares of Common Stock are held in the Fry Family Trust of which Mr. Fry and his wife are co-trustees and they share voting and investment power. 11,645 shares of Common Stock are held for Mr. Fry’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 251 shares of Common Stock are directly held by Mr. Fry.

(5)
12,613 shares of Common Stock are directly held by Mr. Kamitaki. 12,500 shares of Common Stock are held for Mr. Kamataki’s account and benefit under the Company’s Directors’ Deferred Compensation Plan.

(6)	57,327 shares of Common Stock are directly held by Mr. Kosasa. 923 shares of Common Stock are held jointly by Mr. Kosasa and his wife and they share voting and investment powers.
(7)	21,915 shares of Common Stock are directly held by Mr. Kurisu. 1,700 shares of Common Stock are held for Mr. Kurisu’s account and benefit under the Company’s Directors’ Deferred Compensation Plan.
(8)	6,260 shares are held jointly by Mr. Lutes and his wife.
(9)
78,374 shares of Common Stock are held by Island Insurance Foundation of which Mr. Matsumoto is Chairman of the Board. 28,500 shares of Common Stock are held by Atlas Insurance Foundation of which Mr. Matsumoto is Chairman of the Board. 132,340 shares of Common Stock are held by Island Holdings, Inc. of which Mr. Matsumoto is Chairman of the Board. Mr. Matsumoto shares voting and investment powers over the shares held by Island Insurance Foundation, Atlas Insurance Foundation, and Island Holdings, Inc., but disclaims beneficial ownership of such shares except to the extent of any pecuniary interest therein. 10,473 shares of Common Stock are directly held by Mr. Matsumoto. 27,730 shares of Common Stock are held for Mr. Matsumoto’s account and benefit under the Company’s Directors’ Deferred Compensation Plan.

(10)
150,419 shares of Common Stock are held by Ms. Ngo and her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers. 41,493 shares of Common Stock are those Ms. Ngo has a right to acquire by exercise of stock options vested pursuant to the Company’s equity compensation plans. 9,480 shares of Common Stock are held in Ms. Ngo’s Individual Retirement Account. 2,714 shares of Common Stock are held in Ms. Ngo’s husband’s Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Ms. Ngo is President and a Director. On March 15, 2021, 1,419 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Ms. Ngo plans to take all of such units, and to hold title to such shares with her husband in their Family Trust of which Ms. Ngo and her husband are co-trustees and share voting and investment powers.

(11)	1,659 shares of Common Stock are directly held by Ms. Ota. 15,800 shares of Common Stock are held for Ms. Ota’s account and benefit under the Company’s Directors’ Deferred Compensation Plan.
(12)
27,175 shares of Common Stock are directly held by Ms. Rose. 64 shares of Common Stock are held jointly by Ms. Rose and her husband and they share voting and investment powers. 19,615 shares of Common Stock are held for Ms. Rose’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 230 shares of Common Stock are held by Ms. Rose as trustee of her pension plan.

(13)
6,415 shares of Common Stock are directly held by Mr. Yonamine. 4,400 shares of Common Stock are held for Mr. Yonamine’s account and benefit under the Company’s Directors’ Deferred Compensation Plan. 8,627 shares are held jointly by Mr. Yonamine and his wife and they share voting and investment powers. 8,265 shares of Common Stock are held in Mr. Yonamine’s SEP Individual Retirement Account. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Yonamine is Vice President and a Director. On March 15, 2021, 598 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Yonamine plans to take such units net of taxes, and to directly hold title to such shares.

(14)	891 shares of Common Stock are held directly by Mr. Dahlstrom. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Dahlstrom is Vice President and a Director.
(15)
8,799 shares of Common Stock are held jointly by Mr. Martines and his wife and they share voting and investment powers. 11,707 shares of Common Stock are held under Mr. Martines’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 4,594 shares of Common Stock are held under Mr. Martines’s wife’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation of which Mr. Martines is Vice President and a Director. On March 15, 2021, 555 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Martines plans to take such units net of taxes, and to hold title to such shares jointly with his wife.

(16)
24,117 shares of Common Stock are directly held by Mr. Morimoto. 2,830 shares of Common Stock are held jointly by Mr. Morimoto and his wife and they share voting and investment powers. 301 shares of Common Stock are held under Mr. Morimoto’s account under the Central Pacific Bank 401(k) Retirement Savings Plan. 5,886 shares of Common Stock are held by Central Pacific Bank Foundation, of which Mr. Morimoto is Vice President and a Director. On March 15, 2021, 776 Restricted Stock Units will vest pursuant to the Company’s equity compensation plan, and Mr. Morimoto plans to take such units net of taxes, and to directly hold title to such shares.

(17)	Includes 41,493 shares of Common Stock which the directors and current executive officers have the right to acquire by exercise of stock options.
5

PROXY STATEMENT
Delinquent Section 16(a) Reports
The Company’s directors, executive officers and the beneficial holders of more than ten percent (10%) of the Common Stock are required to file certain reports with the SEC regarding the amount of and changes in their beneficial ownership of the Company’s Common Stock. Based on its review of copies of those reports, the Company is required to disclose known failures to file required forms, or failures to timely file required reports during the previous year. To the best knowledge of the Company, there were no failures to file or timely file such required reports during year 2020 by any person who was at any time during year 2020 a director, officer, beneficial owner of more than ten percent (10%) of the Common Stock, or any other person subject to Section 16 of the Exchange Act with respect to the Company, other than one late Form 4 filing by Mr. Arnold Martines that related to an intra-plan 401(k) retirement plan stock transfer.
6	2021 Proxy Statement

ELECTION OF DIRECTORS
The Company currently has eleven (11) directors: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Paul J. Kosasa, Duane K. Kurisu, Christopher T. Lutes, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, Crystal K. Rose, and Paul K. Yonamine, all of whom are also nominees for directors. The term of all directors expires at the Meeting. Accordingly, there are eleven (11) directors to be elected at the Meeting to serve one-year terms expiring at the 2022 Annual Meeting of Shareholders and until their respective successors are elected and qualified, subject to the earlier of their death, resignation, retirement, disqualification or removal from office.
All nominees have indicated their willingness to serve and unless otherwise instructed, proxies will be voted for all of the nominees. However, in the event that any of them should be unable to serve, the proxy holders named on the proxy card will vote in their discretion for such persons as the Board may recommend.
There are no family relationships among directors or executive officers of the Company. As of the date hereof and for the past five years, no directorships are held by any director or director nominee with a company with a class of securities registered pursuant to Section 12 of the Exchange Act, or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, except for Director Christine H. H. Camp who is a director of the Federal Home Loan Bank of Des Moines, Director Earl E. Fry, who is a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”) and a former director of Xactly Corporation from September 2005 to July 2017, and Director Crystal K. Rose, who is also a director of Hawaiian Holdings, Inc. (NASDAQ ticker “HA”).
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the eleven (11) directorships to be filled at the meeting will be filled by the eleven (11) nominees receiving the highest number of “FOR” votes.
Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ELEVEN (11) NOMINEES.
7

ELECTION OF DIRECTORS
DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION
The following table sets forth certain information with respect to each of the directors (all of whom are nominees), and executive officers. Information for Ms. Ngo and Mr. Yonamine, who are also executive officers, appears under the “Nominees” heading. The term of each director expires at the Meeting.
NOMINEES
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
CAMP, Christine H. H	President and Chief Executive Officer, Avalon Group, LLC (2002—present) (real estate consulting); Managing Director, Avalon Development Company, LLC (1999—present) (real estate development)	54	2004
FRY, Earl E	Director and Audit Committee Chair, Hawaiian Holdings, Inc. (5/2016—present) (airline); Director, Xactly Corporation (9/2005—7/2017) (technology); Interim Chief Financial Officer, Informatica Corporation (9/2015—1/2016) (technology); Chief Customer Officer and Executive Vice President, Operations Strategy, Informatica Corporation (11/2014—8/2015) (technology)	62	2005
KAMITAKI, Wayne K	President and Chief Executive Officer, Maui Varieties, Ltd. (1990—present) (retail)	69	2015
KOSASA, Paul J	President and Chief Executive Officer, MNS, Ltd., doing business as ABC Stores (1999—present) (retail)	63	2002
KURISU, Duane K.(2)	Chairman of the Board and Chief Executive Officer, aio, LLC, doing business as aio Group (2002—present) (media/sports/food/real estate/investment)	67	2004
LUTES, Christopher T	Chief Financial Officer, Elevate Credit, Inc. (1/2015—present) (technology/risk management/marketing)	53	2018
MATSUMOTO, Colbert M	Chairman of the Board, Island Holdings, Inc. (2010—present) (insurance/investment); Chairman, Tradewind Capital Group, Inc. (4/2015—present) (investment/asset management); Vice Chairman, Island Insurance Company, Ltd. (7/2019—present) (insurance); Executive Chairman, Island Insurance Company, Ltd. (1999—6/2019) (insurance); President, Island Holdings, Inc. (2010—6/2018) (insurance/investment)	68	2004
NGO, A. Catherine	President, Central Pacific Financial Corp., and President and Chief Executive Officer, Central Pacific Bank (10/1/2018—present); President and Chief Executive Officer, Central Pacific Financial Corp. and Central Pacific Bank (7/1/2015—9/30/18); General Partner, Startup Capital Ventures, L.P. (2005—present) (investment); Managing Member, SCV Management Co, LLC (2005—present) (investment)	60	2015
OTA, Saedene K	President, Sae Design, Inc. (2007—present) (design and marketing); President, Maui Thing LLC (2010—2019) (retail)	52	2015
ROSE, Crystal K., J.D	Partner, Bays Lung Rose & Voss (1989—present) (law); Lead Independent Director, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014—present)	63	2005
8	2021 Proxy Statement

ELECTION OF DIRECTORS
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
YONAMINE, Paul K	Chairman and Chief Executive Officer, Central Pacific Financial Corp., and Executive Chairman, Central Pacific Bank (10/1/2018—present); Non-executive Chairman, GCA Corporation (10/1/18—3/26/2019) (investment banking); Executive Chairman, GCA Corporation (6/2017—9/30/18) (investment banking); Executive Advisor and Director, IBM Japan, Ltd. (4/2017—6/2017) (technology); Country General Manager and President, IBM Japan, Ltd. (1/2015—3/2017) (technology)	63	2017
Executive Officers
Name	Principal Occupation for the Past Five Years	Age	First Year Elected or Appointed as Executive Officer or Director of the Company(1)
DAHLSTROM, Kevin V	Executive Vice President, Chief Marketing Officer, Central Pacific Financial Corp. and Central Pacific Bank (1/21/2020—present); Chief Marketing Officer of Mr. Cooper Group (8/2014—12/2019)	50	2020
MARTINES, Arnold D	Executive Vice President and Chief Banking Officer, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2020—present); Group Executive Vice President, Revenue, Central Pacific Financial Corp. and Central Pacific Bank (5/1/2019—5/31/2020); Executive Vice President, Commercial Markets, Central Pacific Financial Corp. and Central Pacific Bank (9/1/2016—4/30/2019); Senior Vice President, Commercial Real Estate Lending Division Manager, Central Pacific Financial Corp. and Central Pacific Bank (6/1/2014—8/31/2016)	56	2014
MORIMOTO, David S	Executive Vice President, Chief Financial Officer and Treasurer, Central Pacific Financial Corp. and Central Pacific Bank (7/1/2015—present)	53	2015
(1)	All directors of the Company are also directors of the Bank.
(2)	Mr. Kurisu also served as a director of the Company from September 2004 to May 2008. On January 25, 2012, Mr. Kurisu was reappointed to the Company’s Board.

9

Director Background and Experience
Christine H. H. Camp
Ms. Camp has over thirty (30) years’ experience in real estate, and her company Avalon Group, LLC, is a full service real estate company which provides detailed financial and market analysis to a wide range of investors involved in various real estate transactions and development scenarios, and also real estate brokerage, market and financial consulting. Ms. Camp is also engaged in real estate development through her company Avalon Development Company, LLC. Prior to establishing Avalon Group, Ms. Camp was Vice President of Development at A&B Properties, Inc., a subsidiary of Alexander & Baldwin, Inc. (a publicly traded company listed on the NYSE), and was in charge of that company’s real estate development and investment acquisition activities. Ms. Camp also was the Senior Project Coordinator of Planning and Engineering at Castle & Cooke Properties, Inc., where she handled site acquisition and development of non-company owned properties. Ms. Camp has been a director of the Federal Home Loan Bank of Des Moines (a privately held company registered with the Securities and Exchange Commission) since January 2018. Ms. Camp serves on the Board of Directors of YMCA of Honolulu, and on the Board of Advisors of Catholic Charities Hawaii. Ms. Camp’s real estate, financial, and public company knowledge and experience gained from her prior and current positions makes her a valuable resource to the Board and management in many areas, but particularly in connection with the Company’s real estate lending and other real estate related activities, to include the evaluation of real estate related risks, investments, opportunities, and asset management oversight. Ms. Camp is Chair of the Bank Board Compliance Committee.

Earl E. Fry
Mr. Fry is a director and the current Audit and Finance Committee Chair for Hawaiian Holdings Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) and former director of Xactly Corporation (a privately held company that was previously publicly traded on NYSE). Mr. Fry is a retired Executive Vice President and Chief Financial Officer of Informatica Corporation (a privately held company that was previously publicly traded on NASDAQ), a company which provides data integration software and services, and which has reported annual revenue in excess of $1 billion. During his tenure as Chief Financial Officer of Informatica Corporation, Mr. Fry effected, among other things, numerous major capital and financial transactions, to include credit lines, equity offerings, convertible rate issuances, stock/bond buyback plans, over fifteen (15) technology acquisitions, and he established development and support centers in Bangalore, India, Dublin, Ireland, and Tel Aviv, Israel, and he also established Informatica’s enterprise risk management program. Mr. Fry also previously managed the Global Customer Support and Consulting Services areas of Informatica Corporation representing over half of Informatica’s revenue. Prior to joining Informatica Corporation, Mr. Fry was Chief Financial Officer of Omnicell, Inc. (a publicly traded company listed on NASDAQ) for four (4) years, Chief Financial Officer of C-ATS Software Inc. for two (2) years, Chief Financial Officer of Weitek Corporation for three (3) years, and he also served at other technology companies in various finance and other capacities. Mr. Fry began his professional career at Ernst & Whinney, CPAs (now known as Ernst & Young), where he held the position of Senior Auditor. Mr. Fry is a graduate of the Stanford Graduate School of Business. Mr. Fry was voted Software Chief Financial Officer of the Year by Institutional Investor in 2010, 2011, 2012, 2013 and 2014. Mr. Fry serves on the Board of Directors of PACE (Pacific Asian Center for Entrepreneurship and E-Business). Mr. Fry brings extensive finance, public company, and auditing knowledge and experience to the Board and Company.

10	2021 Proxy Statement

Director Background and Experience
Wayne K. Kamitaki
Mr. Kamitaki is Chief Executive Officer of Maui Varieties, Ltd., a holding company, which through various subsidiaries, owns and operates Ace Hardware and Ben Franklin Crafts stores throughout the State of Hawaii, and in the States of Washington and Oregon, and Las Vegas, Nevada, and owns, operates and/or invests in numerous other commercial business ventures. Mr. Kamitaki, who resides on the Island of Hawaii, is Chairman of the Board of the Hawaii Japanese Center (Hilo), on the Board of Governors of the Japanese Cultural Center of Hawaii, and also serves on the board of the Hawaii Academy of Science. The Bank has two (2) branches on the Island of Hawaii and firmly believes it is important to have a director from the Island of Hawaii, who best understands and can help the Bank connect with residents and businesses on the Island of Hawaii, and to demonstrate the Bank’s commitment to serving all islands and communities comprising the State of Hawaii. The vast majority of businesses in Hawaii are small and each island has its own unique business markets, needs and communities, and thus having Mr. Kamitaki who is a prominent businessperson and community leader on the Island of Hawaii, serve on our Company’s Board and Bank’s Board of Directors, will provide great insight and perspective in how we can best serve small businesses throughout the State of Hawaii, but also within the Island of Hawaii. As a community bank serving all the people and islands of Hawaii, we believe it is vital that our Board have experienced and proven businesspeople who reflect and represent all of Hawaii and the diversity of Hawaii. Mr. Kamitaki has decades of business knowledge, experience, management and leadership which we believe is of great benefit to the Company and the Bank. Mr. Kamitaki is Chair of the Company’s Compensation Committee.

Paul J. Kosasa
Mr. Kosasa has been President and Chief Executive Officer of MNS, Ltd., doing business as ABC Stores, for the past twenty-two (22) years, and has been with ABC Stores for over forty (40) years. As President and Chief Executive Officer of ABC Stores, Mr. Kosasa oversees a Hawaii-based retail convenience store operation with a major presence in Waikiki and other tourist locations throughout the Hawaiian Islands, as well as in other locations outside of Hawaii, such as Guam, Saipan, and Las Vegas, Nevada. As President and Chief Executive Officer of a sizable retail store chain which primarily serves the tourist industry, one of the largest industries in Hawaii, Mr. Kosasa provides the Board and Company with significant business and management knowledge and experience in all aspects of a business operation, which includes business strategy and planning, financial management and budgeting, employee compensation and benefits, labor, marketing, advertising, and real estate, among other business expertise. In addition, Mr. Kosasa provides a link and close connection to the Hawaii tourism industry, one of Hawaii’s most profitable economic engines, and which provides a valuable source of banking business with respect to Hawaii businesses that support the Hawaii tourism industry, as well as retail customers from outside Hawaii who require or may desire Hawaii banking services. Mr. Kosasa serves on the Board of Hawaii Food Industry Association, as Chairman of Waikiki Business Improvement District Association and Hawaii Symphony Orchestra, and on the Board of Governors of Japanese American National Museum and Hawaii Community Foundation. Mr. Kosasa is Chair of the Company’s Governance Committee.

11

Director Background and Experience
Duane K. Kurisu
Mr. Kurisu owns, manages and/or is involved in numerous and varied businesses and industries in Hawaii including, among others: (i) real estate—investment, ownership and management of office buildings, shopping centers and industrial parks in Hawaii; (ii) media—owner and publisher of a number of Hawaii magazines, newspapers and publications, and radio; (iii) sports—professional baseball; and (iv) food—bakery, restaurants, nutraceuticals. Mr. Kurisu is the Chairman of the Board, Chief Executive Officer and owner of aio, LLC, doing business as aio Group, a holding company for brands focused on Hawaii and the Pacific in the areas of media, sports and food. Mr. Kurisu serves on the Board of Directors of Hawaii Asia Pacific Association, Downtown Athletic Club Hawaii and PACE (Pacific Asian Center for Entrepreneurship and E-Business), on the Board of Trustees of Claremont McKenna College and Punahou School, and on the Board of Advisors of Catholic Charities Hawaii. Mr. Kurisu is a successful businessman and prominent figure in the Hawaii business community and brings to the Board business acumen, judgment, background and experience, and his knowledge of the Hawaii market and his relationships and connections within the Hawaii market.

Christopher T. Lutes
Mr. Lutes, has over twenty-three (23) years of experience in the financial services industry in executive and chief financial officer capacities. Since January 2015, Mr. Lutes has served as the Chief Financial Officer of Elevate Credit, Inc., which specializes in tech-enabled online credit solutions. He was the Chief Financial Officer of Elevate Credit, Inc.’s predecessor company, Think Finance, Inc., from 2007 to 2014. Prior to joining Elevate Credit, Inc., Mr. Lutes was the Chief Financial Officer for Silicon Valley Bank from 1998 to 2001. Mr. Lutes began his career in public accounting with Coopers & Lybrand. He has a BS in Accounting from Arizona State University and is a Certified Public Accountant in the State of Arizona. Mr. Lutes brings significant knowledge and experience in the technology and financial services sector to the Board. Mr. Lutes is Chair of the Company’s Audit Committee.

Colbert M. Matsumoto
Mr. Matsumoto was appointed Vice Chair of the Company and the Bank effective April 1, 2018. He is Chairman of the Board of Island Holdings, Inc., a corporate holding company. Mr. Matsumoto also serves as the Chairman of Tradewind Capital Group, Inc., an investment and asset management company with diverse private equity and real estate investments. Mr. Matsumoto was President of Island Holdings, Inc. from 2010 to June 2018. Mr. Matsumoto was Executive Chairman of Island Insurance Company, Ltd. from 1999 to June 2019. Mr. Matsumoto was President of Tradewind Capital Group, Inc. from 2006 to April 2015. Mr. Matsumoto was a practicing attorney for twenty-one (21) years before assuming his current and former executive management positions. He is former Chairman and Trustee of the Employees’ Retirement System of the State of Hawaii, and played a significant leadership role in promoting reforms in the design and funding of the pension system to better secure its finances. Mr. Matsumoto serves as Chairman of the Board of Directors of Pacific International Center for High Technology Research, on the Board of Directors of Urasenke Foundation of Hawaii, and Densho, and on the Board of Advisors of Jikoen Hongwanji Mission. Mr. Matsumoto’s substantial knowledge and experience, as an attorney, insurance executive, and investment professional, has been instrumental in assisting the Board and management with assessing and managing the Company’s legal and business risks and in corporate governance and business strategy and planning. Mr. Matsumoto is Vice Chairman of the Company’s Board and Chair of the Bank Board Directors Loan Committee.

12	2021 Proxy Statement

Director Background and Experience
A. Catherine Ngo
Ms. Ngo was appointed President and Chief Executive Officer of the Bank and President of the Company effective July 1, 2015. Ms. Ngo served as Chief Executive Officer of the Company from July 1, 2015 to September 30, 2018. Prior to that, Ms. Ngo served as President and Chief Operating Officer of the Company and the Bank from June 1, 2014 to June 30, 2015. Ms. Ngo also served as Executive Vice President, Chief Administrative Officer of the Company and the Bank from November 23, 2010 through May 31, 2014. Ms. Ngo is an experienced executive who has served in various capacities in the financial industry during the last twenty-eight (28) years, including as founding general partner of Startup Capital Ventures (from 2005 to present), a venture capital firm, where her responsibilities included: managing relationships with many of the firm’s portfolio companies and assisting companies with operational issues. Ms. Ngo also had primary oversight for the firm’s finance, reporting and investor relations activities and had a significant role in managing the firm’s China-based portfolio. Before that, she was Executive Vice President, General Counsel, and Corporate Secretary of Silicon Valley Bank (overseeing risk and operations divisions), and during her tenure there, also served as Chief Operating Officer of Alliant Partners, Silicon Valley Bank’s investment banking subsidiary. Prior to that, Ms. Ngo was in private law practice in Silicon Valley and Dallas. Ms. Ngo serves on the Board of Directors of the University of Hawaii Foundation, and The Queens Medical Center and The Queen’s Health Systems, Hawaii Gas, and on the Board of Advisors of Catholic Charities Hawaii.

Saedene K. Ota
Ms. Ota is owner and creative director of Sae Design, Inc., a graphic design and visual marketing agency headquartered on the Island of Maui. In her over twenty-five (25) year career, Ms. Ota has received numerous design, graphics and marketing rewards and recognition. Ms. Ota, who resides on the Island of Maui, serves on the boards of Chamber of Commerce of Hawaii, Nisei Veterans Memorial Center, and Maui Health Foundation, and serves as Vice Chair of the Maui Economic Development Board. The Bank has four (4) branches on the Island of Maui and firmly believes it is important to have a director from the Island of Maui, who best understands and can help the Bank connect with residents and businesses on the Island of Maui, and to demonstrate the Bank’s commitment to serving all islands and communities comprising the State of Hawaii. The vast majority of businesses in Hawaii are small and each island has its own unique business markets, needs and communities, and thus having Ms. Ota who is a prominent businessperson and community leader on the Island of Maui, serve on our Company’s Board and Bank’s Board of Directors, provides great insight and perspective in how we can best serve small businesses throughout the State of Hawaii, but also within the Island of Maui. As a community bank serving all the people and islands of Hawaii, we believe it is vital that our Board have experienced and proven businesspeople who reflect and represent all of Hawaii and the diversity of Hawaii. We believe Ms. Ota’s lifetime of experiences and success as a small businessperson, and her substantial marketing knowledge and expertise, add significant value and perspective to our Board. Ms. Ota is Chair of the Bank Board Trust Committee.

13

Director Background and Experience
Crystal K. Rose, J.D.
Ms. Rose is a named partner in the law firm of Bays Lung Rose & Voss, and has been actively practicing law for thirty-nine (39) years, specializing in the areas of real estate, trust and commercial litigation, commercial real estate transactions, trusts and estates, and construction law. Ms. Rose has been a director of Hawaiian Holdings, Inc. (a publicly traded company listed on NASDAQ, and the parent company of Hawaiian Airlines, Inc.) since June 2006, and serves as Chair of the Compensation Committee, and is a member of the Governance and Nominating Committee of its Board of Directors. Given the limited number of publicly traded companies in Hawaii, Ms. Rose brings experience as a director of another Hawaii-based publicly traded company. Ms. Rose also brings a wealth of legal and real estate knowledge and experience to the Company’s Board and Bank’s Board, and her professional, leadership, and business skills and expertise are well-suited to her serving since June 1, 2014, as the Company’s and the Bank’s Lead Independent Director, and before that, from April 20, 2011 through May 31, 2014, serving as the Company’s and Bank’s Board Chair, and in providing guidance with respect to the Company’s and the Bank’s strategic issues, overall business plans and legal matters. On July 1, 2019, Ms. Rose was appointed a Trustee to the Kamehameha Schools Board of Trustees. Kamehameha Schools has an estimated endowment of $11 billion in financial assets and real estate. Ms. Rose also serves on the Board of Advisors of Catholic Charities Hawaii.

Paul K. Yonamine
Mr. Yonamine was appointed Chairman and Chief Executive Officer of the Company, and Executive Chairman of the Bank, effective October 1, 2018. Mr. Yonamine was appointed to the Board of Directors of Sumitomo Mitsui Banking Corporation, effective June 27, 2019. Mr. Yonamine previously served as Non-executive Chairman of GCA Corporation, the largest independent M&A firm in Japan from October 1, 2018 through March 26, 2019, and served as the Executive Chairman of GCA Corporation from June 2017 to September 30, 2018. From January 2015 to March 2017, Mr. Yonamine served as the Country General Manager and President of IBM Japan, Ltd. Mr. Yonamine previously served as President and CEO of Hitachi Consulting Co., Ltd., where he founded the first consulting and solutions business for Hitachi Ltd. He was a senior advisor to the Mayor of the City & County of Honolulu from 2004 to 2006. Mr. Yonamine’s prior experience includes serving as Executive Vice President and Chairman of Asia Pacific, BearingPoint, President of KPMG Consulting in Japan, and Managing Partner of KPMG, LLC – Hawaii Operations. A graduate of the University of San Francisco with a degree in accounting and a CPA designation, Mr. Yonamine also serves as Chairman of the U.S. Japan Council, and is a member of the Young Presidents’ Organization. He played a significant role in facilitating the strategic relationships the Bank has established with mid-sized regional banks in Japan. Mr. Yonamine has close ties to Hawaii, as well as an impressive resume in Japan, devoting much of his career to promoting the introduction and globalization of information technologies to Japan corporations. Mr. Yonamine’s experience in both business and accounting in Japan and Hawaii brings a global perspective to the Company .

14	2021 Proxy Statement

Executive Officer Background and Experience
Set forth below is information concerning the current executive officers of the Company who are not also directors of the Company:
Kevin V. Dahlstrom
Mr. Dahlstrom was appointed Executive Vice President, Chief Marketing Officer of the Company and Bank on January 21, 2020. From August 2014 to December 2019, he was Chief Marketing Officer of Mr. Cooper Group Inc., a non-bank home loan servicer, where he led a top-to-bottom transformation of the company’s brand, products, and culture. From 2005 to 2014, Mr. Dahlstrom was Chief Marketing Officer of Elevate Credit, Inc., which specializes in tech-enabled online credit solutions. At Elevate Credit, Inc., he was responsible for brand, customer acquisition, and new product strategy. Prior to 2005, Mr. Dahlstrom held roles in marketing and product development for technology companies in Texas and Silicon Valley. Mr. Dahlstrom received a degree in Mechanical Engineering from the University of Texas at Austin.

Arnold D. Martines
Mr. Martines was appointed Executive Vice President and Chief Banking Officer, effective June 1, 2020. Prior to his appointment, Mr. Martines was Group Executive Vice President, Revenue, and Executive Vice President, Commercial Markets, of the Company and the Bank. As Executive Vice President and Chief Banking Officer , Mr. Martines leads all revenue and customer-facing business units of the Bank. Mr. Martines has over twenty-five (25) years of banking experience. Mr. Martines started his banking career in 1995 as an Assistant Branch Manager at Bank of Hawaii. He subsequently took on increasing responsibility in both line and credit management roles for small business, middle market and corporate lending before joining the Bank in February 2004 as Vice President and Portfolio Management Approval Manager where he oversaw commercial and industrial loan approvals for the Bank. Mr. Martines has served as the Bank’s Senior Vice President, Community Banking Division Manager, Senior Vice President, Chief Credit Administrator, and Senior Vice President, Commercial Lending Division Manager. Mr. Martines serves as Chairman of Child and Family Service, and on the Board of Directors of the Aloha Council of Boy Scouts of America, Chamber of Commerce Hawaii and American Heart Association – Hawaii Division.

David S. Morimoto
Mr. Morimoto was appointed Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Bank effective July 1, 2015. Prior to that, Mr. Morimoto was Senior Vice President, Treasurer of the Company and the Bank from March 1, 2005 to June 30, 2015. Mr. Morimoto has more than twenty-nine (29) years of experience in the banking industry and has extensive experience in effectively working with institutional investors, investment bankers, and financial institution regulators. Mr. Morimoto received his Bachelor of Business Administration degree in Finance from the University of Hawaii and received his Master of Business Administration degree with a concentration in Accounting from Chaminade University of Honolulu. Mr. Morimoto serves on the Board of Directors of the Institute for Human Services, the Hawaii Council on Economic Education, Kohala Institute, Downtown Athletic Club Hawaii, and Hawaii Asia Pacific Association Leaders.

15

CORPORATE GOVERNANCE AND BOARD MATTERS
During the fiscal year ended December 31, 2020, the Board held a total of nine (9) meetings. Each incumbent director attended at least seventy-five percent (75%) of the total number of the aggregate of the Board meetings and meetings held by all committees of the Board on which he/she served during 2020. The Company expects directors to attend the annual meeting of shareholders. All directors attended last year’s annual meeting of shareholders.
The Board has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Governance Committee.
The following table sets forth the non-employee members of the Board as of the date of this Proxy Statement and the committees of the Board on which they currently serve.
Name of Director	Audit Committee	Compensation Committee	Governance Committee
Non-Employee Directors:
Christine H. H. Camp
Earl E. Fry
Wayne K. Kamitaki
Paul J. Kosasa
Duane K. Kurisu
Christopher T. Lutes
Colbert M. Matsumoto
Saedene K. Ota
Crystal K. Rose
= Member
= Chair
Interested parties may communicate directly with the Chairman by writing to: Paul K. Yonamine, 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Interested parties may communicate directly with the Lead Independent Director or with the non-management or independent directors as a group, by writing to: Crystal K. Rose, Bays Lung Rose & Voss, Topa Financial Center, Suite 900, 700 Bishop Street, Honolulu, Hawaii 96813. Alternatively, concerns may be made known and communicated directly to the Chairman or to the Lead Independent Director or to the non-management or independent directors as a group, through procedures set forth in the Company’s Complaint Policy which is available on the Company’s website (www.cpb.bank).
16	2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
Audit Committee
The Audit Committee held seven (7) meetings during 2020, including three (3) private sessions with the independent auditors, two (2) private sessions with internal audit and credit review, four (4) private sessions with executive management, and one (1) executive session. The responsibilities of the Audit Committee are described in the paragraph below and under the subheading “REPORT OF THE AUDIT COMMITTEE.” The Audit Committee operates under a Charter adopted by the Board. The Charter of the Audit Committee is available on the Company’s website (www.cpb.bank). The current members of the Company’s Audit Committee are Christopher T. Lutes (Chair), Earl E. Fry, and Wayne K. Kamitaki, each of whom is “independent” within the meaning of the listing standards of the NYSE and the rules of the SEC. The Board has also determined that each member is financially literate, as such qualification is defined under the rules of the NYSE, that each member has accounting or related financial management expertise, as such qualification is defined under the rules of the NYSE, and that each member is an “audit committee financial expert” within the meaning of the rules of the SEC. Neither Mr. Kamitaki nor Mr. Lutes serves on the audit committee of any other publicly registered company. Mr. Fry serves on the audit committee of one other publicly listed company: Hawaiian Holdings Inc.
Pursuant to the Company’s Audit Committee Charter, the Audit Committee reviews and evaluates all related party transactions that are material to the financial statements pursuant to the Company’s Policy Regarding Transactions with Related Persons, and determines conflicts of interest pursuant to the Company’s Code of Conduct & Ethics and pursuant to its Code of Conduct & Ethics for Senior Financial Officers. In addition, certain loans to directors and executive officers and their related interests are subject to the lending restrictions set forth in Federal Reserve Board Regulation O and the lending policies and procedures of the Bank. Each director and executive officer is required to report to the Company transactions with the Company in which they have an interest.
Compensation Committee
The Compensation Committee held ten (10) meetings during 2020. The Compensation Committee’s primary purpose is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s executive officers by evaluating and recommending to the Board approval of executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs of the Company and providing all required disclosures on executive compensation for inclusion in the Company’s Proxy Statement. The Compensation Committee also provides risk of the Company’s compliance with any laws, rules and regulations applicable to compensation practices, plans and programs, and to ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The functions of the Compensation Committee are further described in “COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS” below, under the subheading “COMPENSATION DISCUSSION AND ANALYSIS.” The Charter of the Compensation Committee is available on the Company’s website (www.cpb.bank). The current members of the Company’s Compensation Committee are Wayne K. Kamitaki (Chair), Christine H.H. Camp, Saedene K. Ota, and Crystal K. Rose, each of whom is “independent” within the meaning of the listing standards of the NYSE, is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.
Interaction with Consultants
From time-to-time, the Compensation Committee seeks advice from outside experts in the compensation field. The Compensation Committee has historically engaged a compensation consultant to provide input on both Board and executive compensation issues. In 2020 the Committee retained McLagan, an AonHewitt Company, and Korn Ferry (US) (“Korn Ferry”, and together with McLagan, each, a “Consultant”). McLagan is a compensation consulting and performance benchmarking firm focused exclusively on the financial services sector. Korn Ferry is an organizational consulting firm that assists clients in designing optimal organization structures, roles, and responsibilities.
In 2020, the Compensation Committee engaged McLagan to provide market benchmarking information and advisory services related to executive compensation plan design features, positioning to market, regulatory compliance, and with respect to the review and development of various incentive plans. In 2020, the Compensation Committee engaged Korn Ferry to serve as an independent compensation consultant. Each Consultant was engaged directly by the Compensation Committee and McLagan and Korn Ferry consultants reported directly to the Compensation Committee for its services in these capacities. The Compensation Committee discusses, reviews, and approves all consulting projects performed by each Consultant and periodically reviews the relationship with each Consultant, and considers competitive proposals from other firms.
The Compensation Committee considered the independence of each Consultant in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received reports from each Consultant addressing the independence of each McLagan and its consultants, and Korn Ferry and its consultants, including the following factors: (1) other services provided to the Company by Consultant; (2) fees paid by the Company as a percentage of Consultant’s total revenue; (3) policies or procedures maintained by Consultant that are designed to prevent a conflict of interest; (4) any business or personal relationships between the consultants and a member of the Compensation Committee; (5) any Company Common Stock owned by the consultants; and (6) any business or personal relationships between our executive officers and the consultants. The Compensation Committee discussed these considerations as well as other considerations and concluded that the work performed by each McLagan and its consultants, and Korn Ferry and its consultants, involved in the engagement did not raise any conflict of interest.
17

CORPORATE GOVERNANCE AND BOARD MATTERS
Governance Committee
The Governance Committee held three (3) meetings during 2020. The Governance Committee is responsible for promoting the best interests of the Company and its shareholders through the implementation of sound corporate governance principles and practices, including identifying individuals qualified to become Board members, recommending nominees for directors of the Company, reviewing the qualifications and independence of the members of the Board and its committees, reviewing and monitoring the Company’s Corporate Governance Guidelines, monitoring the Board’s and the Company’s compliance regarding changes in corporate governance practices and laws and leading the Board in its annual review of the performance of the Board. The Charter of the Governance Committee and the Company’s Corporate Governance Guidelines are available on the Company’s website (www.cpb.bank). The current members of the Company’s Governance Committee are Paul J. Kosasa (Chair), Crystal K. Rose, and Duane K. Kurisu, each of whom is “independent” within the meaning of the listing standards of the NYSE.
Director Resignation Policy
The Board’s “Director Resignation Policy” provides that at any shareholder meeting at which directors are subject to an uncontested election, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender a letter of resignation to the Board for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such offer of resignation. The Board shall act promptly with respect to each such letter of resignation and shall notify the director concerned of its decision. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Governance Committee or Board action regarding whether to accept his or her resignation offer.
Director Independence and Relationships
The Board has determined, in accordance with our Standards Regarding Director Independence, that all directors who are currently directors or who served during 2020 and all nominees (other than A. Catherine Ngo who is President of the Company, and Paul K. Yonamine who is Chairman and Chief Executive Officer of the Company) are “independent” within the meaning of the rules of the NYSE. All of the directors and nominees (other than Ms. Ngo and Mr. Yonamine) are non-employees. All committees of the Board are comprised solely of independent directors.
With respect to those directors who were determined independent by the Board, the following transactions, relationships and arrangements were considered by the Board in its determination of a director’s independence, including with respect to service on the Board’s committees, and none were found to adversely impact an independence determination.
During 2020, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, or through members of their immediate families, received and/or had outstanding loans with the Bank: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, Saedene K. Ota, and Crystal K. Rose.
During 2020, the following directors and nominees either directly and/or indirectly through companies in which they have a business interest or affiliation, or through members of their immediate families, opened and/or maintained deposit, trust, investment and/or other banking accounts with the Bank: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Paul J. Kosasa, Duane K. Kurisu, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, Crystal K. Rose, and Paul K. Yonamine.
During 2020, the following directors and nominees served on boards of, or were involved in fundraising on behalf of, non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Bank: Earl E. Fry, Paul J. Kosasa, Duane K. Kurisu, A. Catherine Ngo, and Saedene K. Ota. For 2020, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Bank in 2020 totaled $27,500.
During 2020, the following directors and nominees served on boards of, or were involved in fundraising on behalf of, non-profit, community, charitable and/or cultural organizations, which received monetary donations from the Central Pacific Bank Foundation: Christine H. H. Camp, Earl E. Fry, Wayne K. Kamitaki, Duane K. Kurisu, Paul J. Kosasa, Colbert M. Matsumoto, A. Catherine Ngo, Saedene K. Ota, and Paul K. Yonamine. For 2020, the Company did not pay to any charitable or non-profit organization in which one of the Company’s Board members serves on that organization’s board, any amount in excess of the greater of $1,000,000 or 2% of the recipient organization’s gross annual revenues. Donations from the Foundation in 2020 totaled $431,700.
During 2020, the following directors and nominees served on boards and as officers of companies that either directly or indirectly had business relationships with the Bank in the ordinary course of the Bank’s business, in which the directors had no involvement and which were on no more favorable terms than for other similarly situated matters: Paul J. Kosasa, Duane K. Kurisu and Colbert M. Matsumoto.
Company director Paul J. Kosasa is President and Chief Executive Officer, and a director of ABC Stores. ABC Stores has a fleet of retail convenience stores in Waikiki and other tourist locations in Hawaii and these locations are prime spots for the Bank to place its ATMs for use by tourists. In 2020, the Bank paid a total of $14,702 to place ATMs in ABC Stores. The total number of these ATMs
18	2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
was 17 at the beginning of 2020 and reduced to eight by the end of 2020. The Bank does not pay any premium or provide any preferential terms to ABC Stores, the arrangement is made on no more favorable terms than for other similarly situated transactions, and Mr. Kosasa had no direct involvement in the Bank’s ATM contract with ABC Stores. This arrangement is not a large dollar arrangement for ABC Stores; the value to ABC Stores being the ATM convenience afforded its customers. This arrangement is beneficial to the Bank as it generates fee revenue for the Bank due to the heavy tourist traffic in Waikiki and the other tourist areas where these ATMs are located.
Company director Duane K. Kurisu is sole owner and co-manager of PacificBasin Communications LLC which publishes Hawaii Business magazine and Honolulu magazine. In 2020, the Bank paid a total amount of $117,297 for advertising of the Bank’s brand, products and services, in PacificBasin Communications LLC media, detailed as follows: $59,439 for Hawaii Business magazine; and, $57,858 for Honolulu magazine. In addition, Mr. Kurisu is sole member of PCSC LLC and is vice president and director of WKF Inc., which are landlord and managing agent respectively, of a location in which the Bank has one of its branches, and for which the Bank paid $32,461 (for base rent, common area maintenance fees, real property taxes, and general excise taxes) in 2020.
Company director Colbert M. Matsumoto is Chairman of the Board and a minority owner (<10%), of Island Holdings, Inc. (“Island Holdings”), Vice-Chairman of Island Insurance Company, Limited (“Island Insurance”), and a Director of Atlas Insurance Agency, Inc. (“Atlas Insurance”). Island Holdings is the parent company of Island Insurance and Atlas Insurance. Mr. Matsumoto is an employee of Island Holdings and is not an employee of any of the other aforementioned entities. Atlas Insurance is the largest insurance agency in Hawaii, with roots going back to 1929 and an A+ rating from the Better Business Bureau of Hawaii, Inc. Atlas Insurance is headquartered in Honolulu, Oahu and has offices on the islands of Hawaii, Maui, and Kauai. The Company has been a customer of Atlas Insurance since at least 2000, well before Mr. Matsumoto joined the Company’s Board. The Company’s engagement of Atlas Insurance was not and is not due to Mr. Matsumoto’s relationship with Atlas Insurance, and Mr. Matsumoto is not involved in any way in any insurance matters between the Company and Atlas Insurance. In 2020, out of the insurance premiums which the Company and its subsidiaries paid for insurance policies that Atlas placed on behalf of the Company and its subsidiaries, Atlas Insurance received a total of $122,735 in fees and commissions (based on fees and premiums on the Company’s corporate insurance policies totaling $1,070,046, of which the Company paid $187,309 in premiums to Island Insurance and Tradewind Insurance Company, Limited (“Tradewind Insurance”), a wholly owned subsidiary of Island Insurance, for policies they issued). The services provided by Atlas Insurance, Island Insurance and Tradewind Insurance were not professional services; the services were not advisory in nature. Atlas Insurance acted as an insurance agency and the Company independently made all decisions and determinations regarding the Company’s insurance coverage. Payments to Island Insurance and Tradewind Insurance were premiums for insurance policies. Mr. Matsumoto did not receive any direct commissions paid for premiums paid by the Company to Island Insurance, Atlas Insurance or Tradewind Insurance. Atlas Insurance paid the Bank $43,389 (for base rent, common area maintenance fees, real property taxes, and general excise taxes) for space in the Bank’s Hilo office building. Hoike Networks, Inc. doing business as Pacxa (“Pacxa”), is principally (90%) indirectly owned by Island Holdings and provides the Bank with information technology support, equipment leasing, software licensing, and website hosting services pursuant to a five-year service contract. The services provided by Pacxa were not professional services or advisory in nature; the services were technical support and software licensing services directed by the Bank’s information technology and marketing teams. The Bank paid Pacxa $1,763,821 for its services in 2020 and such amount is below 1% of the annual revenue of Island Holdings. $1,232,619 of the amount paid to Pacxa in 2020 was pass-through costs for software licensing, cloud storage services, and hardware purchases. In 2021, Pacxa will provide the Bank with information technology support, equipment leasing, software licensing, website hosting, and cloud storage services, at an expected cost of $1,700,000 to the Bank (approximately $1,150,000 of which will be pass-through costs for software licensing and cloud storage services), which amount is below 1% of the current annual revenue of Island Holdings. The services that Pacxa will provide the Bank in 2021 and for the remaining contract term will not be professional services or advisory in nature. The Company’s engagement of Pacxa was not and is not due to Mr. Matsumoto’s relationship with Pacxa, and Mr. Matsumoto is not involved in any way in any matters between the Company and Pacxa. Mr. Matsumoto had no involvement with any of the aforementioned transactions and they were made on no more favorable terms than for other similarly situated transactions. The Company’s relationships with the aforementioned entities, other than Pacxa, predate Mr. Matsumoto joining the Company’s Board.
Certain Relationships and Related Transactions
Company executive officer, Mr. Arnold Martines, is Executive Vice President and Chief Banking Officer of the Company and the Bank. His wife, Thuy Nguyen-Martines, has been employed by the Bank since 2003 and currently holds the position of Vice President and Senior Private Banking Manager, a non-executive officer position. In 2020, Ms. Nguyen-Martines’s total compensation, including salary, bonus, equity awards and other benefits, totaled approximately $185,000. Ms. Nguyen-Martines participates in the Company’s general benefit plans available to all similarly situated employees. Her compensation is commensurate with that of her peers and Mr. Martines does not have input into Ms. Nguyen-Martines’s compensation.
19

CORPORATE GOVERNANCE AND BOARD MATTERS
Loans to Related Persons
The Bank, which is a wholly-owned subsidiary of the Company, has made (in addition to any loans specified in the “Director Independence and Relationships” section immediately preceding this section) loans to directors and executive officers, their immediate family members, and companies in which they or their immediate family members have an interest, in the ordinary course of its business as a bank. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank and do not involve more than the normal risk of collectability or present other unfavorable features.
Policy Regarding Transactions with Related Persons
The Company has a Board approved written policy (“Policy Regarding Transactions with Related Persons”) which sets forth the process and procedures for the review, approval, ratification and disclosure of any transaction with a related person (“transaction” and “related person” being as defined by Item 404 of SEC Regulation S-K). Loans subject to the lending restrictions set forth in Federal Reserve Board Regulation O are reviewed by the Bank’s Board Directors’ Loan Committee and approved by the Bank’s Board. All other loans to related persons are reviewed by the Bank’s Board Directors’ Loan Committee and reported to the Audit Committee quarterly. All other transactions with related persons are reviewed by the Company’s Audit Committee.
Board Leadership Structure and Risk Oversight
The Company’s Board has no policy with respect to the separation of the offices of Chairman, President and Chief Executive Officer. It is the Board’s view that rather than having a rigid policy, the Board, with the advice and assistance of its Governance Committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether the offices of Chairman, President and Chief Executive Officer should be separate. Since June 1, 2014, Crystal K. Rose has served as Lead Independent Director and as a member of the Governance Committee of the Company’s and the Bank’s Board of Directors. Ms. Rose previously served as Chair of the Board of Directors of the Company and the Bank from April 20, 2011 through May 31, 2014 and Chair of the Governance Committee of the Company’s and the Bank’s Board of Directors from June 1, 2014 through April 1, 2019. Paul K. Yonamine, currently serves as Chairman of the Company’s Board of Directors and Executive Chairman of the Bank’s Board of Directors, and Chief Executive Officer of the Company. A. Catherine Ngo currently serves as President of the Company and President and Chief Executive Officer for the Bank and also serves on the Company’s and Bank’s Board of Directors. Colbert M. Matsumoto currently serves as Vice Chair of the Board of Directors of the Company and the Bank. Nine (9) of the eleven (11) Company’s and Bank’s Board of Directors are independent outside (non-employee) directors. As the Board’s former Chair and now as its Lead Independent Director, Ms. Rose previously presided over and once again presides over all meetings of the non-management directors in executive sessions, acts as liaison and facilitates communications between the Board and the principal executive officer, and ensures independent Board governance and oversight of management. In addition, all members of the Board’s Audit Committee, Compensation Committee, and Governance Committee are comprised of independent, non-management directors. The Company believes that the current structure ensures sufficient Board independence from management while also optimizing the efficiency and effectiveness of the Board and management in the oversight of the Company and the Bank, and also supports and provides for orderly transition and succession.
The Company is a one-bank holding company, with the Bank being the Company’s only bank subsidiary. The Company was set up as the Bank’s holding company to capitalize on the benefits of a bank holding company structure, including potential tax advantages, ability to engage in stock repurchases, potential flexibility with respect to activities, and flexibility with capital raising. All of the directors on the Company’s Board also serve on the Bank’s Board of Directors. The Company and Bank each have a separate Chief Executive Officer with separate roles and responsibilities, both of whom each serve on the Board of the Company and the Bank. In addition, all of the Company’s directors who serve on the Company’s Audit Committee, Compensation Committee and Governance Committee also serve on those same board level committees at the Bank. Ernst & Young, the Company’s and Bank’s internal auditor, reports directly to the Company’s and Bank’s respective Audit Committees.
The Board oversees various risks of the Company and the Bank at both the Board level and through Board Committees. The Company’s and the Bank’s Audit Committees perform the customary risk oversight functions of an audit committee, which includes overseeing accounting, auditing, internal controls, legal and regulatory matters, financial reporting and financial risk. The Company’s and the Bank’s Compensation Committees perform the customary risk oversight functions of a compensation committee, which includes, overseeing the Company’s and Bank’s compliance with any laws, rules and regulations applicable to the Company’s and Bank’s compensation practices, plans and programs, and to help ensure that compensation is not structured in a way which will encourage unnecessary or excessive risk taking. The Company’s and the Bank’s Governance Committees perform the required and customary risk oversight functions of a governance committee, including overseeing risks associated with the Company’s and Bank’s governance practices and the leadership structure of the Board and Bank management. The Bank Directors’ Loan Committee oversees the Bank’s credits/loans, asset quality, and credit risk. The Bank’s Board Trust Committee oversees the Bank’s trust business/activities and fiduciary risk. The Bank’s Board Compliance Committee oversees the Bank’s information and cyber security posture and risk, the Bank’s compliance with the Bank Secrecy Act requirements, and the Bank’s compliance with consumer laws and regulations, and compliance risk. The Board reviews and approves the Company’s and Bank’s strategic plan, business plan, and annual budget and reviews and/or approves all major initiatives and undertakings to ensure they are strategically supportable and
20	2021 Proxy Statement

CORPORATE GOVERNANCE AND BOARD MATTERS
offer a sufficient return without an unacceptable level of risk. In addition, during year 2020, the Board and various of its Board Committees, focused with management on addressing the financial, credit, safety, and other impacts and associated risks on the Company and the Bank due to the COVID-19 pandemic and its effect on the Bank’s customers, employees, shareholders, vendors, community, and other stakeholders. The Board received regular updates from executives and management on the impact of the COVID-19 pandemic on the Bank’s business and financial performance, employees and community, and on the steps the Bank took to protect its employees and customers, ensure the provision of banking services to customers, and help the Bank’s customers and the Hawaii community during the COVID-19 pandemic.
Cyber security incidents compromising non-public personal financial information may produce material adverse effects to the Bank’s business, including but not limited to, reputational harm, loss of intellectual property, disruption of key business operations, governmental fines/penalties, and litigation/remediation costs. Under the direction of its Chief Information Security Officer (“CISO”), the Bank maintains a formal information security management program to address cyber security risks. The Board and the Bank’s Compliance Committee regularly receive reports and briefings from the CISO and Chief Legal Officer relating to a full range of cyber security issues, the Bank’s risk posture to protect against cyber security threats, and policies that are intended to adequately implement the program. This periodic reporting includes the annual review of the FDIC requirements relating to cyber security and the Gramm-Leach-Bliley Act.
Code of Conduct & Ethics and Complaint Policy
The Company is committed to promoting and fostering ethical conduct and sound corporate governance principles. The Company has a Code of Conduct & Ethics (the “Code”) applicable to all employees, officers and directors of the Company. In addition, the Company also has a supplemental Code of Conduct & Ethics for Senior Financial Officers, which is applicable to the Chief Executive Officer, President, Chief Financial Officer, Controller, any other principal financial officer or principal accounting officer and any other person fulfilling and/or performing any similar role, function or capacity. Both of the aforementioned Codes of Conduct & Ethics are available on the Company’s website (www.cpb.bank) and Company employees annually certify that they have read and understand the Code or codes applicable to them. The Code provides standards of conduct and ethics in order to preserve, promote and foster the highest ethical conduct among all employees, officers and directors of the Company, and addresses conflicts of interest, corporate opportunities, honesty and integrity, securities trading, fair dealing, diversity and inclusion, confidentiality, protection and proper use of Company assets, and encourages the reporting of any suspected violation of the Code through robust reporting protocols and whistleblower protections. The Company also maintains a strong whistleblower and anti-retaliation policy and encourages reporting in accordance with the Company’s Complaint Policy available on the Company’s website (www.cpb.bank), which provides several designated channels, including to the Company’s Human Resources Manager, Internal Audit Coordinator, Chief Legal Officer, Chief Executive Officer, President or Board of Directors, or through a third-party hosted anonymous alert line. A waiver of any provision of the Code may be made only by the Board. In addition, the Bank has a Sexual Harassment & Other Forms of Harassment Policy which specifically addresses sexual harassment, other forms of harassment, investigation procedures, discipline, confidentiality, and prohibition of retaliation.
Policy Prohibiting Hedging and Limiting Pledging of Company Stock
The Company’s Company Stock Trading Policy prohibits directors and employees (including executive officers) from hedging the risk associated with the ownership of the Company’s stock. This prohibition would include any purchase of financial instruments (including put or call options or any other derivative instruments) which function as a hedge on the Company’s stock. The Company’s Company Stock Trading Policy also prohibits directors and executive officers from pledging transactions involving the Company’s stock as collateral, including the use of a traditional margin account with a broker-dealer, without the prior consent of the Company’s Chairman or President.
Director Nomination Process
Director Qualifications. The Governance Committee is responsible for reviewing the qualifications and independence of director nominees in accordance with the criteria set forth in the Company’s Corporate Governance Guidelines. The general criteria considered include independence, diversity, age, skills, experience and other relevant considerations in the context of the needs of the Board. Diversity is considered and desired and is viewed in a broad context; we seek Board members from different professions, industries, backgrounds, experiences, cultures, ethnicities, races, and gender, who can represent Hawaii’s multi-cultural, multi-ethnic, and multi-racial population and community.
Identifying and Evaluating Nominees. The Board seeks to identify candidates for director positions that are best qualified and suited to meet the needs of the Company and to present these candidates for shareholder approval, as and when director positions become open and available. The Governance Committee will first identify, review, evaluate and recommend to the Board, nominees for director positions. The Board will then vote whether or not to recommend such nominees to the Company’s shareholders for election. In identifying potential director nominees, the Governance Committee will search within the State of Hawaii and may search outside the State of Hawaii for any potential director candidates, and in this regard, may utilize the services of a professional search firm. While the same general criteria set forth above shall be applied in evaluating a candidate’s qualifications, it is difficult to enumerate all of the attributes, skills and qualities that the Governance Committee and/or Board may, at any given point in time,
21

CORPORATE GOVERNANCE AND BOARD MATTERS
determine, consider and value in evaluating, selecting and recommending director nominees. Accordingly, the Governance Committee and the Board exercise their discretion and consider any circumstances, experiences, attributes, skills, qualities, and factors applicable to any director nominee with the intent and purpose of having the best qualified and suited directors serving on the Board at all times, as well as ensuring that the Board as a whole is diverse and well rounded. The Board may enlist the services of a third party to conduct a background check or other investigation in order to determine whether a candidate meets any criteria.
Shareholder Nominees. In accordance with the policies set forth in the Company’s Corporate Governance Guidelines and the Company’s Bylaws (as amended), the Governance Committee will consider properly submitted director nominees for election at the 2022 Annual Meeting of Shareholders recommended by shareholders if such recommendations are received in writing not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 29, 2022), and comply with all other applicable requirements set forth in said Corporate Governance Guidelines and Bylaws (as amended). Shareholder recommendations should be addressed to the Company’s Corporate Secretary, P.O. Box 3590, Honolulu, Hawaii 96811. In addition, shareholders may bring nominations directly before an annual meeting by giving timely notice in writing to the Company’s Corporate Secretary within the same ninety (90) to one hundred twenty (120) calendar day period prior to the first anniversary date of the annual meeting for the preceding year (such anniversary date, April 29, 2022) and complying with all other applicable requirements set forth in the Company’s Bylaws.
Communications with the Board
Shareholders of the Company and others may send written communications directly to the Board, addressed to: Board of Directors of Central Pacific Financial Corp., 220 South King Street, 22nd Floor, Honolulu, Hawaii 96813. Any such communication may be directed to the attention of the Chairman of the Board or the Chair of any Board Committee (such as, for example, the Chair of the Audit Committee or the Chair of the Governance Committee) or to the Lead Independent Director or to the non-management or independent directors. Shareholders and others sending such communications should include the following in their written communication: (a) such shareholder(s) and others should identify himself/herself/itself/themselves, and if a shareholder, provide reasonably satisfactory proof of their ownership of the Company’s Common Stock; (b) such shareholder(s) and others should state in reasonable detail and communicate with reasonable clarity and specificity their issue or concern; and (c) such shareholder(s) and others should include their contact information (at a minimum, phone number and address). Shareholders and others who wish to communicate anonymously with the Board or any group of the Board should refer to the Company’s Complaint Policy available on the Company’s website (www.cpb.bank). However, nothing that is stated in this paragraph shall override any requirements imposed on any shareholder communications under the Company’s Articles of Incorporation (as amended) or Bylaws (as amended) or other governing documents or by any law, rule or regulation.
22	2021 Proxy Statement

ENVIRONMENTAL AND SOCIAL RESPONSIBILITY
Community giving is a core principle of the Bank. The Bank, both directly and through the Central Pacific Bank Foundation (“CPB Foundation”), is committed to supporting the communities it serves through its investments, charitable contributions and community service. The Bank believes that a commitment to social, environmental, and economic responsibility is important to the Bank’s success. Information on the Bank’s environmental and social initiatives is available on our website at www.cpb.bank/about-us. The Bank intends to publish a report, which will be available at www.cpb.bank, on the Bank’s environmental, social and governance practices later this year.
The Bank is committed to the safety, health and wellness of its employees. In addition to what is covered in the “Code of Conduct & Ethics and Complaint Policy” section above, the Bank has a zero tolerance policy for discrimination and harassment; all Bank employees are treated equally and fair regardless of protected class.
Support of Employees During the COVID-19 Pandemic
The COVID-19 pandemic presented a unique challenge to the Bank with regards to maintaining employee safety while continuing successful operations. Through teamwork and the adaptability of the Bank’s management and staff, the Bank was able to transition during the peak of the pandemic, over a short period of time, to a work schedule allowing employees to effectively work from home and ensure a socially-distanced working environment for employees performing customer-facing activities at branches, and employees working at our operations centers. All Bank employees are asked not to come to work when they experience signs or symptoms of a possible COVID-19 illness or if they have come into contact with the possible illness, and have been provided paid-time-off to cover compensation during such absences. On an ongoing basis, the Bank intends to further promote the health and wellness of its employees by strongly encouraging work-life balance, offering flexible work schedules, keeping the employee portion of health care premiums to a minimum and sponsoring various wellness programs.
23

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1933, as amended, or under the United States Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Audit Committee’s primary purposes are to: (a) assist the Board in its oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditors’ qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors; (b) decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; (c) review certain related party transactions; and (d) prepare this Report. The Board has determined, upon the recommendation of the Governance Committee, that each member of the Audit Committee is “independent” within the meaning of the rules of the NYSE and the SEC. The Board has also determined that each member is financially literate and has accounting or related financial management expertise, as such qualifications are defined under the rules of the NYSE, and that each member is an “audit committee financial expert” within the meaning of the rules of the SEC. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the United States Securities Exchange Act of 1934, as amended. All non-audit services performed by the independent auditor must be specifically pre-approved by the Audit Committee or a member thereof.
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and the establishment and effectiveness of internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditors’ independence.
During 2020, the Audit Committee performed all its duties and responsibilities under the Audit Committee Charter. In addition, based on the reports and discussions described in this Report, the Audit Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2020 be included in the Company’s Annual Report on Form 10-K for such fiscal year.
Respectfully submitted by the members of the Audit Committee of the Board as of February 22, 2021:
Christopher T. Lutes, Chair
Wayne K. Kamitaki
Earl E. Fry
24	2021 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
DIRECTOR COMPENSATION
Periodically the Compensation Committee engages a consultant to review the compensation of the Company’s Board to ensure alignment with peers, considering the Company and Board’s performance. Such review occurred in October 2019 resulting in a decision to maintain the current board fee structure for 2020. In response to the economic impact of the COVID-19 pandemic, the Board Directors elected to reduce their 2020 Annual Retainer by 12.5%. This reduction is intended for 2020 only with Board Director fees reverting to pre-pandemic levels for 2021.
The following changes to the board structure occurred effective April 23, 2020:
•
The Board of Directors approved the retirement of John C. Dean from the Board of Directors. He still retains the title of Chairman Emeritus of the Central Pacific Financial Corp. and Central Pacific Bank Board of Directors but receives no fees from Central Pacific Financial Corp. or Central Pacific Bank.

•	The Board of Directors approved the appointment of Christopher T. Lutes as Chair of the Central Pacific Financial Corp. and Central Pacific Bank Audit Committee.
Annual Retainer
All non-employee directors are paid an annual retainer in cash and/or company stock. All payments were made in June with residual payments made in August 2020. Details on annual retainers paid to directors, as well as to chairs of our committees, are as follows:
Board of Directors Position	Annual Retainer[1]	Chair Retainer	Total Fees
Director & Vice Chairman & Chair Directors Loan Committee(2)	$78,750	$45,000	$123,750
Director & Lead Independent Director	$78,750	$20,000	$98,750
Director & Chair Audit Committee	$78,750	$25,000	$103,750
Director & Chair Compensation Committee	$78,750	$17,500	$96,250
Director & Chair Governance Committee	$78,750	$15,000	$93,750
Director & Chair Trust Committee(2)	$78,750	$15,000	$93,750
Director & Chair Compliance Committee(2)	$78,750	$17,500	$96,250
Director	$78,750		$78,750
(1)	In response to the economic impact of the COVID-19 pandemic, the Board Directors elected to reduce 2020 Director fees by 12.5%. The reduced amount is show in this column.
(2)	The Directors Loan Committee, Trust Committee and Compliance Committee are CPB Committees only.
Director Compensation
The following table shows, for the year ended December 31, 2020, information on compensation earned by our directors who served on the Company Board during 2020, other than Paul K. Yonamine’s and A. Catherine Ngo’s compensation as employees, which are disclosed in the Summary Compensation Table.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)
Christine H. H. Camp	$51,882	$44,368	$—	$96,250
John D. Dean	$—	$—	$98,094	$98,094
Earl E. Fry	$42,497	$36,253	$—	$78,750
Wayne K. Kamitaki	$51,882	$44,368	$—	$96,250
Paul J. Kosasa	$46,889	$46,861	$—	$93,750
Duane K. Kurisu	$39,378	$39,372	$—	$78,750
Christopher T. Lutes	$51,876	$51,874	$—	$103,750
Colbert M. Matsumoto	$61,881	$61,869	$—	$123,750
Saedene K. Ota	$50,823	$42,927	$—	$93,750
Crystal K. Rose	$52,638	$46,112	$—	$98,750
(a)	Board Members Paul K. Yonamine and A. Catherine Ngo are omitted from this table because Mr. Yonamine’s and Ms. Ngo’s compensation are disclosed in the Summary Compensation Table.
(b)
Included in this column are fees payable in cash, but which the Directors were permitted to elect to receive in the form of equity. No Directors elected to receive more than the required 50% of their fees in equity.

25

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
(c)
Included in this column are fees required to be received in the form of equity, which are paid in shares of CPF common stock either issued from the 2013 Stock Compensation Plan or purchased through the Directors Deferred Compensation (DDC) Plan. In June 2016, the Board of Directors approved a revision to the Directors’ fee schedule, which required Directors to receive 50% of total fees in the form of equity. For Directors who elected equity through the DDC Plan, stock purchase orders in lots of 100 were placed on the market. Therefore, actual amounts paid in equity may have resulted in less than 50% of total fees. The fees required to be received in equity and paid in equity were as follows:

•
Christine H. H. Camp received 1,800 shares having a fair market value of $17.4411 per share and 900 shares having a fair market value of $15.4157 per share for a total of $44,368. Remaining fees of $51,882 were paid in cash.

•
Earl E. Fry received 1,500 shares having a fair market value of $17.4411 per share and 700 shares having a fair market value of $15.4157 per share for a total value of $36,253. Remaining fees of $42,497 were paid in cash.

•
Wayne K. Kamitaki received 1,800 shares having a fair market value of $17.4411 per share and 900 shares having a fair market value of $15.4157 per share for a total value of $44,368. Remaining fees of $51,882 were paid in cash.

•	Paul J. Kosasa received 3,085 shares having a fair market value of $15.19 per share, a total value of $46,861. Remaining fees of $46,889 were paid in cash.
•	Duane K. Kurisu received 2,592 shares having a fair market value of $15.19 per share for a total value of $39,372. Remaining fees of $39,378 were paid in cash.
•	Christopher T. Lutes received 3,415 shares having a fair market value of $15.19 per share, a total value of $51,874. Remaining fees of $51,876 were paid in cash.
•	Colbert M. Matsumoto received 4,073 shares having a fair market value of $15.19 per share for a total value of $61,869. Remaining fees of $61,881 were paid in cash.
•
Saedene K. Ota received 1,800 shares having a fair market value of $17.4411 per share and 800 shares having a fair market value of $15.4157 per share for a total value of $42,927. Remaining fees of $50,823 were paid in cash.

•
Crystal K. Rose received 1,900 shares having a fair market value of $17.4411 per share and 900 shares having a fair market value of $15.4157 per share for a total value of $46,112. Remaining fees of $52,638 were paid in cash.

(d)
This column represents the compensation John C. Dean earned as Chairman Emeritus and employee of the Company until his retirement on April 23, 2020. Mr. Dean earned a base salary of $77,019 and other compensation (total of $98,094). $4,991 in security services, $570 in group life fringe benefits, $6,058 in vacation payout, $150 in service award recognition, $6,073 in transportation services and $3,232 in 401(k) company contributions. Prior compensation additionally paid in 2020 is $158,829 in deferred compensation distributions.

(e)
Included in total fees are fees paid to Directors who served as Chair’s on CPB only committees as follows: Christine H. H. Camp received $17,500 in fees as Chair of the Compliance Committee, Colbert M. Matsumoto received $15,000 in fees as Chair of the Directors Loan Committee, and Saedene K. Ota received $15,000 in fees as Chair of the Trust Committee.

26	2021 Proxy Statement

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
The table below sets forth the Board positions held by Directors and the composition of the Audit, Compensation, and Governance Committees of the Central Pacific Financial Corp. and Central Pacific Bank Board for 2020 as well as the Directors Loan, Trust and Compliance Committees of the Central Pacific Bank Board for 2020.
Board Member	Combined CPF and CPB Board Position	Audit Committee	Compensation Committee	Governance Committee	Directors Loan Committee	Trust Committee	Compliance Committee
Christine H. H. Camp	Member
Earl E. Fry	Member
Wayne Kamitaki	Member
Paul J. Kosasa(1)	Member
Duane K. Kurisu	Member
Christopher T. Lutes(2)	Member
Colbert M. Matsumoto	Vice Chairman
A. Catherine Ngo	Member
Saedene Ota	Member
Crystal K. Rose	Lead Independent Director
Paul K. Yonamine	Chairman
= Member
= Chair
(1)	On April 23, 2020, John C. Dean retired from the Board
(2)	On April 23, 2020, Christopher T. Lutes appointed Chair of the Audit Committee
Directors Stock Opportunity
Non-employee and employee directors of the Company and the Bank are eligible to participate in the Company’s 2013 Stock Compensation Plan. Prior to April 2013, stock options were granted to non-employee directors under the Company’s 2004 Stock Compensation Plan, but no such stock options remain unexercised.
As of December 31, 2020, John C. Dean continues to hold unexercised stock options to acquire 50,813 shares of Company common stock, which he received for services as an employee.
Directors Deferred Compensation Plan
The Company maintains a Directors Deferred Compensation Plan under which each non-employee director of the Company and the Bank may elect to defer all or a portion of his or her annual retainer. Under the Directors Deferred Compensation Plan, a participating director may elect from various payment alternatives, but full payout must occur no later than the tenth (10th) anniversary of separation from service. Under the Directors Deferred Compensation Plan, deferred amounts are valued based on corresponding investments in certain investment funds offered by the Bank’s Trust Division which are selected by the director. No plan earnings are considered to be “above-market” or “preferential” and as a result no amounts are reported in column (f) of the Directors Compensation table. The Directors Deferred Compensation Plan is a nonqualified deferred compensation plan under which distributions are made from the general assets of the Company under the direction and oversight of the Compensation Committee.
27

COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the United States Securities Act of 1993, as amended, or under the United States Securities and Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report by reference.
The Compensation Committee has reviewed and discussed with executive management the Compensation Discussion and Analysis that immediately follows this report as required by Item 402(b) of SEC Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that such Compensation Discussion and Analysis be included in the Proxy Statement and incorporated as referenced in our Annual Report on Form 10-K for the year ended December 31, 2020. Respectfully submitted by the members of the Compensation Committee of the Board who participated in the review, discussion and recommendation:
Wayne K. Kamitaki, Chair
Christine H. H. Camp
Saedene K. Ota
Crystal K. Rose
28	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) discusses our 2020 executive compensation program, and more specifically as it relates to the individuals serving as the Company’s Chairman & Chief Executive Officer (“CEO”), Paul K. Yonamine, Executive Vice President, Chief Financial Officer (“CFO”), David S. Morimoto and the three (3) other most highly paid executive officers, A. Catherine Ngo, President, Kevin V. Dahlstrom, Executive Vice President, Chief Marketing Officer (“CMO”) and Arnold D. Martines, Executive Vice President, Chief Banking Officer (“CBO”). We refer to these executives as our Named Executive Officers (“NEOs”).
Executive Summary
Under the oversight of our Compensation Committee of the Board of Directors (the “Committee”), our executive compensation program is designed to align total compensation with performance while enabling us to attract, retain and motivate talented executives to lead our organization to achieve sustained growth and strong performance for our shareholders, over the long term. It includes base salary set at or near the market median, while considering the breadth and scope of each position, with variable incentive opportunities (both annual and long-term) that meet or exceed market based on achieving or exceeding key performance objectives.
2020 was an unprecedented year because of the COVID-19 pandemic and its impact on financial performance. Despite the impact of a $39.1 million provision for credit loss which significantly impacted our bottom-line net income, we saw strong core financial results with solid credit, strong capital, and ample liquidity. A few key highlights include:
•	Pre-tax, pre-provision income was $88.2 million in 2020, compared to $84.2 million in 2019, (a 4.8% year over year increase)
•	Total loans and leases increased by $514.6 million or by 11.6% over 2019, largely due to the PPP loan program
•	Total deposits increased by $676.1 million, or by 13.2% over 2019
2020 Executive Compensation Highlights
•
Strong incentive compensation with short- and long-term performance alignment. At the outset of 2020, our Annual Incentive Compensation plan funding was to be based on budgeted Net Income (GAAP), the same metric used for the prior year. This was later modified to Pre-Tax, Pre-Provision (PTPP) income, backing out the funds set aside for potential future credit losses driven by the forecasted impact of the pandemic, and one-time expenses incurred in the fourth quarter to support our employees and improve future earnings from net income. In the context of the strong financial results and factors outside of management’s direct control, the Committee modified the overall funding approach to focus on PTPP income to be able to recognize bank-wide performance, strong contributions and individual performance during 2020 as well as remain competitive and continue to be able to attract, retain and motivate highly qualified and specialized talent to continue to execute our go-forward strategy. NOTE: While changes were made to the overall approach to funding of the annual incentive plan, the Committee capped the annual incentive plan payouts for the Chairman & CEO and President at 100% of target.

29

COMPENSATION DISCUSSION AND ANALYSIS
•	Illustration of the Annual Incentive Pool Funding Approach for 2020.

•
No changes were made to long-term incentive framework for 2020 grants with 2/3rds of the Long-Term Equity Grant based on two performance metrics, 50% on targeted 3-year (2020, 2021 and 2022) average Return on Assets (ROA), which cliff vests at the end of the 3-year performance period, based upon the degree to which the goal is achieved and 50% on Total Shareholder Return (TSR) over a 3-year period relative to the 50th percentile of the Compensation Peer Group. The other 1/3rd of the Long-Term Equity Grant vests ratably over the 3-year period.

2020 Key Financial Highlights
•
We believe our Executive Compensation is consistent with our Solid Financial Performance. The Company continued to realize solid growth on its balance sheet and ended the year with $6.6 billion in assets, primarily due to a strong increase in loan balances. The year-over-year increase in total loans was driven by the origination of Paycheck Protection Program (PPP) loans, totaling $416.4 million, net of deferred fees and costs and loans forgiven and repaid as of December 31, 2020. Asset quality remained strong as non-performing assets were 0.09% of total assets on December 31, 2020. Due to the COVID-19 pandemic, our earnings were impacted by a $39.1 million provision for credit losses, compared to $6.3 million in the previous year. The increase was largely driven by the economic forecast assumptions used in our credit reserve modeling. We also saw an increase in other operating expense due to our RISE2020 initiative and other non-recurring expense items. This was offset by higher net interest income related to PPP loan fees and higher other operating income driven by gain on sale of residential mortgages. Our net interest margin decreased 5 basis points due to the decrease in the rate environment. Due to our strong capital position, quarterly cash dividends continued in 2020 totaling $0.92 per share for the year, which is up from prior year at $0.90 per share. Key factors contributing to the Company’s financial performance in 2020 included a strong residential real estate market in the State of Hawaii, as well as a focused strategy on building and strengthening customer relationships through our PPP loan program and other community outreach initiatives. We were successful with our RISE2020 strategic initiative goals and completed all major milestones on time in January 2021. Significant highlights for the year ended December 31, 2020 were as follows:

30	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Net Income
$37.3 million, or $1.32 per diluted common share in 2020, compared to $58.3 million, or $2.03 per diluted common share in 2019. The decrease was primarily due to the provision for credit losses in 2020 being $32.8 million higher than in 2019

Efficiency Ratio
Increased to 63.71% or 60.8% normalized (excluding one-time expenses), compared to 62.70% in 2019, due to an increase in other operating expenses related to our RISE2020 transformation and other non-recurring expenses

Pre-Tax, Pre-Provision Earnings were $88.2 million in 2020, compared to $84.2 million in 2019, (a 4.8% year over year increase).	Strengthened Capital Position Completed a $55 million private placement of ten-year fixed-to-floating rate subordinated notes which strengthened our capital position

Total Loans and Leases Increased by $514.6 million, or by 11.6%, over 2019, largely due to the PPP loan program
Quarterly Dividends
Consistent profitability allowed us to maintain our quarterly cash dividends at $0.23 per share each quarter in 2020, for a total of $0.92 per share in 2020 compared to $0.90 in 2019

Return on Assets 0.58% compared to 0.99% in 2019	Total Deposits Increased by $676.1 million, or by 13.2%, over 2019

1.
Full year net income and return on assets declined from 2019 to 2020 primarily due an increase in the provision for loan credit loss expense in 2020 being $32.8 million higher than in 2019. The increase in the provision for 2020 was primarily driven by the COVID-19 pandemic and related impact to the economy.

2.	The efficiency ratio increased due to increased other operating expenses related to our RISE2020 initiative and other nonrecurring expenses.
3.
Full year net income and return on assets declined slightly from 2018 to 2019 primarily due an increase in the provision for loan and lease losses expense in 2019 being $7.4 million higher than in 2018. The increase in the provision for 2019 was primarily driven by strong loan growth during the year.

31

COMPENSATION DISCUSSION AND ANALYSIS
•
2020 Target Pay Mix. The charts below for Paul K. Yonamine and our other NEOs illustrate the target compensation established for 2020, consisting of base salary, target annual incentive awards and target 2020-2022 Long Term Incentive Plan awards consisting of performance stock unit and restricted stock unit awards. For 2020, our compensation targets and pay mix were as follows:

Key Areas of Focus and Results for 2020:

Focus on the Long Term We continue to adopt a 3-year performance period for performance-vesting equity using 3-year average ROA and 3-year TSR relative to our Compensation Peer Group.	Focus on Shareholder Support 92.32% approval from shareholders in our most recent Say-on-Pay vote in 2020. (vote submitted annually)

Supporting our Community
Originated over 7,200 PPP loans totaling $558 million to support both customers and non-customers.

Through #KeepHawaii Cooking, drove over 10,000 take-out orders to our restaurant customers and delivered over 1,500 meals to frontline heroes.

Focus on Process Improvement
Continue to focus on process improvement with implementation of a best-in-class small business and cash management platform, an enhanced CRM system and initiatives leveraging Robotic Process Automation (RPA).

Focus on the Employees
Recognized as a Best Place to Work for the 11th consecutive year. 75% of the selection criteria is based on employee feedback with 25% based on company policies and programs.

In partnership with AlohaSafe, designed and implemented a health screening application to ensure the health and safety of our workforce during COVID-19.

Designated COVID-19 Coordinators assigned to daily temperature checks of onsite staff. Encouraged remote work with close to 30 percent of our non-branch workforce working from home.

Focus on the Customer
Completed the RISE2020 initiative culminating with the grand opening of a fully renovated Plaza headquarters in early January 2021 providing coworking space for customers and non-profits.

Launched new mobile and online banking platforms complete with personal financial management, account aggregation, budgeting, and goal setting tools. Implemented Zelle as our new P2P application.

Full ATM upgrade completed with envelope-less deposits, same day credit up to 8:00 p.m., and multi-denominational cash dispensing capabilities.

Focus on Risk Take actions to manage and mitigate the Bank’s top risks with a focus on compliance and information security.
32	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Governance
The Company’s executive compensation program is supported by strong corporate governance and Board oversight. The Committee meets on a regular basis and routinely meets in executive sessions without management present.
Executive Compensation Governance and Practices
Oversight and Governance
•
Independent Oversight of Executive Compensation. The Committee (comprised of independent directors) oversees and makes recommendations to the Board of Directors on compensation matters as it relates to all NEO’s. The Committee also evaluates and recommends to the Board, appropriate policies and decisions relative to executive officer compensation and benefits, including oversight, design and administration of executive compensation programs and the Company’s compensation policies, practices, and incentive plans for non-executives. It also oversees preparation of executive compensation disclosures for inclusion in our Proxy Statement.

	•	Independent Board Members. Subject to the recommendation of the Committee, all the independent directors of the Board review and approve the compensation for the Chairman & CEO and the President.
•
Independent Compensation Consultant. The Committee has retained McLagan, an Aon company, and Korn Ferry, both independent executive compensation consulting firms with a focus on the financial services industry, and expertise in executive pay and governance, to provide advice and recommendations on Board and executive compensation matters under the oversight and responsibilities as defined by the Compensation Committee Charter. The Committee in its sole discretion selects the consultants, approves their fees and defines their scope of responsibilities.

	•	Independent Legal Advisor. The Committee retains an independent legal advisor, Manatt Phelps & Phillips, LLP, to advise on executive compensation compliance with legal and regulatory requirements.
	•	Active Committee Engagement. In 2020, the Committee held ten (10) meetings to discuss compensation matters.
Alignment with Shareholder Interests
	•	Stock Ownership Guidelines. Our NEOs and Board members are subject to robust equity ownership guidelines. Detail provided under the “Stock Ownership Guidelines” subheading.
Compensation Management & Risk Mitigation

•
Compensation Risk Management. Committee oversight includes evaluating and monitoring the Company’s compensation programs, policies, and practices, which could have a material adverse effect on the risk profile of the overall Company. The Committee conducts at least semi-annual reviews with the Committee-appointed senior risk officer to confirm that all compensation plans, structures, and arrangements do not have a reasonable likelihood to encourage excessive and unnecessary risk taking and do not pose a threat to the overall value of the Company. Reviews are conducted with the advice of the independent compensation consultant and independent legal advisor. The overall finding from these reviews is that the Company does not believe its plans, policies and practices individually or in their entirety encourage unnecessary or excessive risks that were reasonably likely to have a material adverse effect on the Company or threaten the overall value of the Company.

•
Incentive Plan Risk Management. Our Annual Cash Incentive Plan is subject to threshold performance at which the incentive pool is funded at 50% of target funding level. At maximum performance, the incentive pool is capped at 150% of target funding level.

•
Long Term Equity Grant Risk Management. Time vested award comprise 1/3rd of the total 2020 long-term equity grants, while performance-based awards comprise the remaining 2/3rds. The equity awards are subject to pre-determined performance criteria, with each award capped at 150% of target shares. The time vested awards vests 1/3rd each year over three years while the performance-based awards cliff vest after three years.

	•	No Hedging. Pursuant to our Company Stock Trading Policy, executive officers and Board members are not permitted to engage in transactions that hedge their investments in Company equity.
33

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Governance and Practices
•
Limitations on Pledging. Directors and executive officers of the Company may not pledge the Company’s stock as collateral for any loans without the prior consent of the Company’s Chairman & CEO or President.

•
Say-on-Pay. A separate non-binding shareholder vote is held to approve the compensation of our NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “Say-On-Pay” proposal, permits shareholders to endorse or not endorse the Company’s executive compensation program. Because the shareholders’ vote is advisory, it is not binding on the Board or the Committee. However, when setting compensation and in determining compensation policies, the Committee has taken into account the results of the annual shareholder advisory votes on executive compensation and will continue to consider the outcome of this vote each year.

○   92.32% of our shareholders voting at the 2020 annual meeting voted in favor of the Company’s executive compensation program. The Committee believes that the result of this vote is evidence that the Company's compensation policies and decisions are in the best interests of its shareholders and currently expects to apply similar principles going forward.

Executive Compensation Features
•
Competitive Peer Analysis. Compensation decisions are made considering the compensation and performance data of our Compensation Peer Group. All components of executive compensation are reviewed at least annually in consultation with the Committee selected compensation consulting firm.

•
No Employment Agreements. None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond what is generally available to all other employees if they terminate their employment for good reason, are terminated by the Company without cause, or voluntarily resign, assuming no change-in-control has occurred.

•
Executive Benefits. Our executives receive the same retirement, health and welfare and other benefits generally available to all employees. As noted in footnote (i) following the “Summary Compensation Table”, certain NEOs have received company-provided transportation services and relocation benefits.

	•	No 280G Excise Tax Gross-ups. Our executives are not entitled to any Section 280G excise tax gross-up payments.
•
Executive Retirement Benefits. Our executives are eligible to participate in the same 401(k) Plan as all other employees and the same Non-Qualified Deferred Compensation Plan available to a select group of management and highly compensated employees and are subject to the same eligibility requirements. One NEO earned a benefit under the Central Pacific Financial Corp. Defined Benefit Retirement Plan prior to the plan being frozen on December 31, 2002. Benefits under this plan were provided to all other employees eligible to participate in the plan prior to it being frozen.

Executive Compensation Philosophy and Objectives
The central principle of our compensation philosophy is that executive compensation should align with shareholders’ interests, without encouraging excessive and unnecessary risk taking that could threaten the overall value of the Company. The executive compensation program is designed to:
•	Drive performance relative to our strategic plan and goals, including financial performance.
•	Balance the risk of short-term operational objectives with the need to build long-term sustainable value.
•
Align executives’ long-term interests with those of shareholders by placing a portion of total compensation at risk, contingent on the Company’s performance, without encouraging taking unnecessary and excessive risks that could threaten the overall value of the Company.

•	Attract and retain highly qualified executives to achieve our goals and to maintain an executive management group that can provide success and stability in leadership.
•	Deliver compensation effectively, providing value to the executives in an appropriately risk-controlled and cost- efficient manner.
34	2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
•	Allow flexibility in responding to changing laws, accounting standards, and business needs, as well as the constraints and dynamic conditions in the markets in which we do business.
•	Be supported by strong corporate governance, including oversight by the Company’s Board.
Our compensation program is comprised of multiple components, including a fixed annual base salary, variable annual cash incentive pay, variable and fixed annual long-term equity grants, and other benefits. We believe that over the long term, a combination of pay components is essential to drive executives to achieve strategic operating and financial goals. There is no set formula to determine the mix of the various pay components and the use of the components may change from year to year based on the Company’s circumstances, market conditions, and competitive market for executive talent. We discuss each of the pay components and the role they play in our overall compensation structure, in the “2020 EXECUTIVE COMPENSATION – Compensation Framework” table below.
Pay Level and Benchmarking
Benchmarking is an important part of our executive compensation review process. It includes an external review against peer companies and an internal review, based on pay equity, job scope, responsibility, and experience. McLagan, an executive compensation consulting firm, was retained to provide consultation to the Committee on the Company’s NEO compensation as compared to our peers relative to 2020 compensation changes. The Committee conducted a market review and, in the June of 2020, selected Korn Ferry to provide guidance on executive compensation matters going forward.
Each year, with assistance from executive compensation consultants, the Compensation Committee reviews the compensation practices of our peers to assess the competitiveness of the compensation arrangements of our NEOs. Although benchmarking is an active tool used to measure compensation structures among peers, it is only one of the tools used by the Compensation Committee to determine total compensation. Benchmarking is used by the Compensation Committee primarily to ascertain competitive total compensation levels (including base salary, annual cash incentives, equity awards, and employee benefits) with comparable institutions. Peer performance, market factors, the Bank’s performance and personal performance are all factors that the Compensation Committee considers when establishing total compensation, including incentives.
Compensation Peer Group
The Compensation Committee reviews the composition of the Compensation Peer Group on an annual basis and modifies the group as necessary as a result of mergers, changes to banks within the group, or changes within the Company. The 2020 Compensation Peer Group was selected based on certain current market criteria, including the following:
1.	Publicly traded United States banks with executive compensation reported in public filings
2.	Banks within a top 200 Metropolitan Statistical area with post acquisition assets between $3 billion and $12 billion
3.	Excludes thrifts (except for Territorial Bancorp and American Savings Bank)
4.	Excludes banks that are being acquired
5.	Includes banks with consumer loans greater that 22.5% of total loans
6.	Includes banks with non-interest income less than 30% of total revenue
7.	Insider ownership of less than 40%
8.	Branch network between 20 to 150 branches
9.	Other publicly traded companies in Hawaii are considered for reference only
35

COMPENSATION DISCUSSION AND ANALYSIS
The selection criteria resulted in a group of twenty (20) peers. The Company was positioned at the fiftieth (50th) percentile in terms of asset size at the time of the most recent comprehensive review of the Compensation Peer Group members.
Rank	Company Name	Ticker	City	State
1	Independent Bank Corp.	INDB	Rockland	MA
2	Sandy Spring Bancorp Inc.	SASR	Olney	MA
3	Park National Corp.	PRK	Newark	OH
4	First Busey Corp.	BUSE	Champaign	IL
5	OceanFirst Financial Corp.	OCFC	Toms Rivers	NJ
6	Homestreet, Inc.	HMST	Seattle	WA
7	American SB FSB	HE	Honolulu	HI
8	Seacoast Banking Corp. of FL	SBCF	Stuart	FL
9	Trico Bancshares	TCBK	Chico	CA
10	Southside Bancshares, Inc.	SBSI	Tyler	TX
11	Westamerica Bancorporation	WABC	San Rafael	CA
12	Century Bancorp, Inc.	CNBK.A	Medford	MA
13	Univest Financial Corp.	UVSP	Souderton	PA
14	Amalgamated Bank	AMAL	New York	NY
15	Franklin Financial Network, Inc.	FSB	Franklin	NY
16	The First of Long Island Corp.	FLIC	Glen Head	NY
17	Carolina Financial Corp.	CARO	Charleston	SC
18	Independent Bank Corp.	IBCP	Grand Rapids	MI
19	Hometrust Bancshares, Inc.	HTBI	Asheville	NC
20	Territorial Bancorp, Inc.	TBNK	Honolulu	HI
36	2021 Proxy Statement

2020 Executive Compensation
Compensation Framework
	Compensation Element / Purpose	Fixed or At Risk	Annual or Long Term	Cash or Equity	2020 Highlights
Annual Cash Compensation
Base Salary
Reflects each executive’s position, individual performance, experience, and expertise. In general, our compensation structure sets base salary at approximately the 50th percentile relative to the Compensation Peer Group members.
		Fixed	Annual	Cash	•	While the Committee approved changes to base salary for two NEOs, these actions were deferred in light of the impact of COVID-19, therefore no changes were made to base salaries for NEOs in 2020.
	Annual Incentives Provides variable compensation based on achievement of Company, Business Plan and Personal objectives.	At Risk	Annual	Cash	Funding of the 2020 Annual Incentive Compensation Plan (“ICP”) Pool
					•	Funding of the pool is determined and approved by the Committee and is subject to Net Income performance against our annual target (budget).
•
The Committee adjusted the funding target in 2020 from Net Income to Pre-tax, Pre-provision (PTPP) income, which excludes the provision for credit losses largely driven by economic forecast outside of the Bank's control. This change was made in recognition of the Company’s otherwise strong performance in the year in which credit quality remained very strong.

•
Based on the Company’s PTPP income performance exceeding target (budget), the Committee approved funding the pool at 100% of target with an additional 5% of the Company-wide incentive dollars reserved for discretionary allocation.

Individual ICP Awards.
					•	Individual awards are determined based on pool funding, and individual performance.
					•	For 2020, incentive plan payments for NEOs ranged from 46% to 75% of base salary.
					•	Our Chairman & CEO and President’s annual incentive awards were capped at 100% of target.
37

2020 Executive Compensation
	Compensation Element / Purpose	Fixed or At Risk	Annual or Long Term	Cash or Equity	2020 Highlights
Long Term Equity Incentive Compensation
Performance Stock Units (PSUs)
Provides incentives to motivate and retain executives and to reward for long term Return on Assets (ROA) performance against target and Total Shareholder Return (TSR) relative to the Compensation Peer Group.
		At Risk	Long Term	Equity	•	Consistent with prior years, the Committee continued to use a mix of performance-based PSUs and time-based RSUs.
•
2/3rds of equity vesting tied to 3-year performance. To balance the use of Net Income, which is used to fund the annual cash incentive plan, the long-term incentive equity compensation plan has two performance metrics equally weighted at 1/3rd of total equity grant each. Return on Assets, (“ROA”), in which the ROA target is a three-year average ROA for 2020, 2021 and 2022 and Total Shareholder Return (“TSR”) relative to the Compensation Peer Group. The PSUs cliff vest in 2023 based on attainment of performance targets.

	Restricted Stock Units (RSUs) Provides incentives for retention and long-term creation of shareholder value over the three-year period.	At Risk	Long Term	Equity	•	1/3rd of annual equity grant is in RSUs that time vests with one-third of the RSUs vesting each year for three years.
Benefits & Perks	Health, Welfare, Retirement Programs and Perquisites	NA	Annual	NA	•	Executives receive the same health, welfare and retirement benefits generally available to all other employees.
					•	The company provided transportation services and spousal travel benefits for certain NEOs in 2020.
Base Salary
We pay our executives base salaries intended to be competitive and to consider the executive’s experience, performance, responsibilities, and past and potential contribution to the Company. The objective of paying a base salary is to provide a base level of compensation to fairly reflect the executive’s job responsibilities and scope of the role performed within the Company. There is no specific weighting applied to the factors considered in setting the level of base salaries, and the Committee uses its own judgment and expertise in determining appropriate salaries within the parameters of our compensation philosophy and objectives, with the guidance and support from an independent executive compensation consultant. While there continues to be a strong focus on collaboration and teamwork, modest adjustments have been made to base salaries over time to recognize the differences in the scope of the positions and individual contributions.
In making base salary decisions, the Committee also considers the positioning of projected total compensation with target-level performance incentives. Because we set incentive opportunities as a percentage of base salary, changes in base salary have a compound effect on total compensation. Before recommending base salary changes to the Board, the Committee reviews the projected total compensation based on the proposed base salaries, considering both internal and external equity, and confirms that total compensation for the Chairman & CEO and other NEOs are appropriately aligned with the market.
While the Committee approved base salary adjustments for certain NEOs in 2020, the decision to implement these adjustments was deferred because of COVID-19. The table below shows the NEOs’ annual base salaries in 2020.
Name	Position	1/1/2020
Paul K Yonamine	Chairman & Chief Executive Officer	$562,500
A. Catherine Ngo	President	$500,000
David S. Morimoto	EVP, Chief Financial Officer	$350,000
Kevin V. Dahlstrom(1)	EVP, Chief Marketing Officer	$325,000
Arnold D. Martines	EVP, Chief Banking Officer	$310,000
(1)	Kevin V. Dahlstrom was hired on January 13, 2020
38	2021 Proxy Statement

2020 Executive Compensation
Annual Incentive Compensation
The wide-spread effects of the pandemic have impacted businesses and their ability to survive and thrive. As an essential business, CPB shifted focus from the goals set forth in the business plan for 2020 to supporting our customers, employees and the community, while continuing to deliver on major initiatives associated with our RISE2020 initiative as described in the section titled “Key Areas of Focus” above. While the pandemic drove the need to increase credit loss provisions, net interest income continued to perform strong versus budget and pre-tax, pre-provision income tracked above budget. We recognized strong loan and deposit growth across the Bank and maintained solid credit, strong capital, and ample liquidity.
In recognition of the strong performance driven by the NEOs, the Committee recommended and the Board approved a shift in the incentive pool funding metric from Net Income to Pre-Tax, Pre-Provision (PTPP) income which excludes the provision for credit losses largely driven by economic forecast outside of the Bank's control and one-time expenses associated with initiatives to support our employees and improve future earnings. Actual awards were calculated on a discretionary basis based on contribution to the RISE2020 initiatives, the Paycheck Protection Program (PPP), loan, deposit, fee income and other growth goals as well as response to the COVID-19 pandemic and the health and safety of our employees, customers and the community.
The table below reflects the Board approved adjustment to our annual incentive plan for 2020. Pre-Tax, Pre-Provision (PTPP) income replaced Net Income as the funding metric for the incentive pool with threshold achievement of eighty-five percent (85%) of budgeted PTPP income. At threshold, the incentive pool is funded at fifty percent (50%); funding increases based on the level of PTPP income results, and for 2020 the Committee capped the incentive pool at one hundred percent (100%) for achievement of one hundred percent (100%) or more of budgeted PTPP income. (Actual PTPP income performance was 104% of target which would have resulted in incentive pool funding at 120% had the cap not been in place.) Actual incentive opportunity for each executive is based on a percentage of base salary with allocation of incentive dollars based on performance. Given that the PTPP Income target was exceeded, the Board approved an additional pool of 5% of the broader Company-wide budgeted annual incentive dollars to be used for discretionary payout based on strong performance.
Description	Pre-Tax, Pre- Provision Income	Pool Funding %
Threshold Funding @ 85% of Pre-Tax, Pre-Provision Income Target	$72,420,000	50%
Target Funding @ 100% of Pre-Tax, Pre-Provision Income Target	$85,200,000	100%
Maximum Funding @ 110% of Pre-Tax, Pre-Provision Income Target	$93,720,000	150%
Actual 2020 Pre-Tax Pre-Provision, Income Results @ 104% of Target PTPP Income	$88,200,000	120%
Approved Incentive Pool Funding		100%
Performance goals were set at the outset of 2020 with focus on a common set of corporate and business plan goals aligned with the board approved budget, annual business plan, and a variety of personal performance goals, focused on financial results, leadership and development. As noted earlier these goals were shifted in response to the pandemic.
In February 2020, the Committee approved the payment of cash incentives to NEOs. The incentive amounts were allocated considering each NEO’s target opportunity as well as their contribution to our strong performance in 2020. Based on the NEOs’ performance ratings, the table below summarizes the Committee approved annual incentive payment to our NEO’s based on 2020 performance.
Name	Base Salary	Target ICP%	Target ICP$	Final Award(1)	Award as % of Target
Paul K. Yonamine	$562,500	75%	$421,875	$421,875	100%
A. Catherine Ngo	$500,000	65%	$325,000	$325,000	100%
David S. Morimoto	$350,000	45%	$157,500	$200,000	127%
Kevin V. Dahlstrom	$325,000	45%	$146,250	$150,000	103%
Arnold D. Martines	$310,000	45%	$139,500	$225,000	161%
Total Annual Incentive Award			$1,190,125	$1,321,875
(1)
The Board approved an additional pool of 5% to the broader Company-wide budgeted annual incentive dollars to be used for discretionary payout based on strong performance. NEOs were recognized with a portion of the discretionary dollars based on their contribution to the Bank’s strong performance in 2020.

39

2020 Executive Compensation
Long-Term Incentives
We use long-term incentives (“LTIs”) to encourage ownership, foster retention, and align executives’ interests with the long-term interests of shareholders.
In 2020, the Committee recommended to the Board and the Board approved long-term equity grants with both performance and time features. The incentive opportunity for each NEO as well as the plan design was developed in consultation with compensation consultants. The equity opportunity received by each NEO was determined as a percentage of base salary as follows:
Name	2020 Equity Opportunity as a % of Base Salary
Paul K. Yonamine	80%
A. Catherine Ngo	75%
David S. Morimoto	55%
Kevin V. Dahlstrom	55%
Arnold D. Martines	55%
On February 18, 2020, the NEOs received long-term equity grants of PSUs and RSUs under the 2013 Stock Compensation Plan, with two-thirds (2/3rds) as PSUs subject to performance vesting and one-third (1/3rd) as RSUs subject to time vesting. For the performance vested portion, fifty percent (50%) is based on 2020, 2021 and 2022 average Return on Assets (ROA) and fifty percent (50%) is based on Total Shareholder Return (TSR) relative to peers over a three-year period from date of grant. PSUs will cliff-vest on February 18, 2023, with the number of shares then to be issued based upon the level of attainment of the ROA and TSR performance metrics. The 2020, 2021 and 2022 average ROA target was based on a 3-year financial forecast that was utilized by Management and the Board in their strategic planning and capital planning process.
The performance criteria and target goal for the 2020 Long-Term Equity Grant are described below.
•	With respect to one-third (1/3rd) of the grant (RSUs), vesting is time-based, wherein the grant vests in equal annual amounts over a three-year period.
•
With respect to one-third (1/3rd) of the grant (PSUs), vesting is subject to attainment of 95% (threshold) of Board-approved 3-year (2020, 2021, 2022) average ROA. This ROA target was established using reasonable assumptions of the economy and market interest rates that were largely aligned with market consensus estimates at the time. If threshold is not achieved, all shares will be forfeited. If threshold is achieved, the actual number of shares earned will be based on the level of ROA achievement, with Stretch Opportunity capped at 150% of target.

•
With respect to one-third (1/3rd) of the grant (PSUs), vesting is based on the Company’s Total Shareholder Return (TSR) for the performance measurement period of January 1, 2020 through January 31, 2022 relative to the TSR of the Compensation Peer Group. The actual number of shares earned will be based on the following grid:

Company TSR Relative to the TSR of the Peer Companies for the performance measurement period of 1/1/2020 through 1/31/2022	Earned Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and above	150%
•	The number of RSUs and PSUs granted on February 18, 2020 to NEOs is provided in the Grants of Plan-Based Awards table below.
Other Compensation
NEOs are provided the same level of benefits as all other employees. As such, they are eligible to participate in the Company 401(k) Retirement Savings Plan as well as standard health, life and disability insurance benefits. In addition, NEOs receive certain perquisites such as transportation services and relocation benefits. The total amounts of these items are reflected in the “All Other Compensation” column of the Summary Compensation Table. The Committee believes that these items enhance the effectiveness of our key executives and are consistent with industry practices in comparable banking companies. The Committee regularly reviews the benefits and perquisites we provide.
40	2021 Proxy Statement

2020 Executive Compensation
Adjustment or Recovery of Awards
Our long-term incentive plan currently permits us to cancel or terminate outstanding awards for any reason (which would include misstated or restated financial results) and our current annual incentive plan permits us to recover any payment that is based on materially inaccurate information or has encouraged unnecessary excessive risk taking. In addition, Section 304 of the Sarbanes-Oxley Act mandates the recovery of incentive awards that would not have otherwise been paid in the event we are required to restate our financial statements due to noncompliance with any financial reporting requirements as a result of misconduct. In that case, the CEO and CFO must reimburse us for (1) any bonus or other incentive or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document, and (2) any profits realized from the sale of our securities during those twelve (12) months. Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Securities and Exchange Commission to direct national securities exchanges to prohibit the listing of any security that fails to adopt a compliant clawback policy for any current or former executive officer if the company is required to file a financial restatement as a result of material noncompliance with applicable securities laws. This clawback applies to incentive-based compensation during the 3-year period preceding the date on which the issuer is required to prepare an accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement. The Securities Exchange Commission has proposed but has not yet finalized rules directing the NYSE and other national securities exchanges to implement Section 954 of the Dodd-Frank Act.
Timing of Equity Grants
On October 25, 2006, we adopted guidelines regarding the equity grant process and related controls. The guidelines, which were reviewed and readopted (with minor changes) on May 20, 2011, are to help ensure that all equity grants are reported and disclosed correctly and accurately, are properly accounted for, and receive proper tax treatment. The grant guidelines are designed to avoid making regular grants during a regularly scheduled Company blackout period, to avoid having the timing of grant dates be affected by material nonpublic information, and to confirm the use of no less than the closing price of our stock on the grant date. Grants take place on the fifteenth (15th) day of February, May, August and November or the next available trading day if the fifteenth falls on a holiday or weekend.
Stock Ownership Guidelines
On May 31, 2012, the Board reinstated Stock Ownership Guidelines applicable to all Board members and executive officers of the Company and Bank. The purpose of the guidelines is to define ownership expectations for these individuals to more closely align with our shareholders.
The following is a summary of the Stock Ownership Guidelines currently applicable.
Position	Multiple of Base Salary or # of Shares	Timeframe to Achieve Multiple
Non-Employee Director	Lesser of 25,000 shares or the value of five times 50% of the annual retainer	5 years
Chairman & CEO, and President	50% of the after-tax net number of shares granted and vested after May 1, 2012 until such time as the amount of ownership has a market value of four times annual base salary
5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Executive Vice President	50% of the after-tax net number of shares granted and vested after May 1, 2012 until such time as the amount of ownership has a market value of 1 ½ times annual base salary
5 years

Should the multiple not be achieved within the stated timeframe, 100% of the net, after-tax shares vested under equity awards after the end of the timeframe, must be held until the multiple is achieved.

Employment Agreements
None of the current NEOs has an employment agreement with the Company and each is employed on an “at will” basis.
41

2020 Executive Compensation
Change-In-Control Agreements
None of our NEOs has a change in control agreement. All NEOs hold unvested restricted stock units granted under the Company’s 2013 Stock Compensation Plan. Recent awards under this plan provide for accelerated vesting upon a change-in-control only if employment also terminates in connection with the change-in-control. See the “Potential Payments Upon Change-in-Control” section later in this document.
Tax and Accounting Considerations
We consider tax and accounting implications in designing our compensation programs. For example, in selecting long-term incentive compensation elements, the Committee reviews the projected expense amounts and expense timing associated with alternative types of awards. Under current accounting rules (i.e., Financial Accounting Standard ASC Topic 718), we must expense the grant-date fair value of share-based grants such as stock options, restricted stock, restricted stock units, performance shares, and SARs settled in our stock. The grant-date fair value is amortized and expensed over the service period or vesting period of the grant. In contrast, awards that are not share-based (e.g., phantom stock) are expensed based on a value that may fluctuate widely over the vesting period and is not fixed at grant date. In selecting appropriate incentive devices, the Committee reviews extensive modeling analyses and considers the related tax and accounting issues. Section 162(m) of the Internal Revenue Code generally places a limit on the tax deduction for compensation in excess of $1 million paid any tax year to any of our NEOs or to anyone who was a NEO at any time after December 31, 2016. Beginning in 2018, performance-based compensation is subject to this deduction limit unless paid pursuant to an agreement in effect on November 2, 2017, and not thereafter modified. The Committee has retained the flexibility, however, to pay compensation including incentive compensation, that would exceed the $1 million deduction limit of Section 162(m) of the Internal Revenue Code, and as a result may not be deductible by us for income tax purposes because the Committee believes that doing so permits it to make compensation decisions that are consistent with the best interests of our shareholders.
Conclusion
The Committee and the Board believe that it is important to provide market-based compensation that will attract and retain highly talented executives with the appropriate competencies and skills necessary for the Company’s continued success. Such compensation would include the full range of compensation components, including incentive awards that vary with financial performance, based on achieving our strategic plan and goals without encouraging excessive and unnecessary risk taking that could threaten the overall value of the Company. Equally important is the need to maintain shareholder confidence and to comply with regulatory executive compensation restrictions and guidance by developing appropriate compensation structures.
Therefore, the Committee evaluates our compensation program and its related components on an ongoing basis. Adjustments are made to the compensation structure as appropriate to maintain the Company’s competitive position for executive talent, consistent with our compensation philosophy and objectives, and within the parameters of regulatory restrictions and guidance. The Committee intends this Compensation Discussion and Analysis to provide full, transparent disclosure of what we believe to be a thoughtfully designed compensation structure which focuses on the achievement of short-term objectives and affirms the philosophy for driving long-term shareholder value.
Compensation Committee Interlocks and Insider Participation
As of December 31, 2020, the Committee was composed entirely of the following four (4) independent Directors: Wayne K. Kamitaki (Chair), Christine H. H. Camp, Saedene Ota and Crystal K. Rose. None of the Committee members were or are current or former officers or employees of the Company. Relationships that members of the Committee have had and/or maintain with the Company are described in the "CORPORATE GOVERNANCE AND BOARD MATTERS - Director Independence and Relationships” section.
42	2021 Proxy Statement

EXECUTIVE COMPENSATION
The table below summarizes the total compensation earned by each of the NEOs for the fiscal years ended December 31, 2020, 2019 and 2018 to the extent such executives served as NEOs during such periods. The material terms of compensation of the NEOs are discussed above in the “COMPENSATION AND DISCUSSION ANALYSIS”.
SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul K. Yonamine Chairman & Chief Executive Officer	2020	$562,500	$0	$449,993	$0	$421,875	$0	$19,971	$1,454,339
	2019	$565,644	$0	$1,449,977	$0	$421,875	0	$16,311	$2,453,807
	2018	$129,808	$135,000	$0	$0	$0	$0	$21,794	$286,602
A. Catherine Ngo President	2020	$500,000	$0	$374,995	$0	$325,000	$0	$22,146	$1,222,140
	2019	$486,539	$0	$337,497	$0	$316,875	$0	$21,851	$1,162,762
	2018	$436,539	$0	$299,994	$0	$320,000	$0	$18,182	$1,074,715
David S. Morimoto Executive Vice President, Chief Financial Officer & Treasurer	2020	$350,000	$0	$222,475	$0	$200,000	$16,001	$15,144	$803,621
	2019	$350,000	$0	$174,983	$0	$180,000	$18,021	$9,999	$733,003
	2018	$303,462	$0	$134,982	$0	$175,000	$0	$10,415	$623,859
Kevin V. Dahlstrom Executive Vice President, Chief Marketing Officer	2020	$306,250	$175,000	$378,732	$0	$150,000	$0	$2,387	$1,012,369
Arnold D. Martines Executive Vice President, Chief Banking Officer	2020	$310,000	$0	$220,481	$0	$225,000	$0	$18,529	$774,010
	2019	$290,000	$0	$224,963	$0	$150,000	$0	$16,866	$681,829
	2018	$243,269	$0	$78,723	$0	$125,000	$0	$13,172	$460,164
(c)	For year 2020, this column represents actual salary earned at year-end 2020.
(d)	In support of CPB’s strategic rebranding initiative and digital transformation, a one-time $175,000 cash sign-on bonus was paid to Mr. Kevin V. Dahlstrom upon his January 13, 2020 hire date.
(e)
For year 2020, this column represents the value of PSUs and RSUs granted in 2020 based upon the value of the number of shares subject to RSUs and the target number of shares subject to PSUs, which is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. On February 18, 2020, at the closing share price of $28.10 an equity grant was made to all NEO’s under the Annual Long-Term Equity plan. With respect to PSUs, which comprise two thirds (66.67%) of the grant, one-third (33.33%) vesting is subject to attainment of a threshold of 95% of Board approved 3-year average (2020, 2021, 2022) target Return on Assets (ROA) and one-third (33.33%) is subject to Total Shareholder Return (TSR) relative to the Compensation Peer Group over a three-year period. If threshold is not achieved, all PSUs will be forfeited. If threshold is achieved, PSUs will cliff vest on February 18, 2023. Based on the stock closing price of $28.10 at the time of grant, the value of the PSUs (66.67% of the total) that the NEOs are eligible to receive at the maximum performance level is as follows: Paul K. Yonamine - $449,993, A. Catherine Ngo - $374,995, David S. Morimoto – $192,485, Kevin V. Dahlstrom - $178,744 and Arnold D. Martines - $170,483. The remaining one-third (33.33%) portion of the grants, is RSUs with time-based vesting, whereby shares vest in equal annual amounts over a three-year period.

On February 18, 2020, at a closing share price of $28.10, a new hire grant of RSUs was made to Kevin V. Dahlstrom valued at $199,988 which vests in equal annual amounts over a three-year time period.
On May 15, 2020, at a closing share price of $14.08, a grant of RSUs was made to David S. Morimoto and Arnold D. Martines in lieu of a base salary increase. Mr. Morimoto’s grant valued at $29,990 and Mr. Martines’ grant valued at $49,998 vest in equal annual amounts over a three-year time period.
(g)	For year 2020, this column represents a Board-approved award under the Annual Incentive Compensation Plan for Mr. Yonamine, Ms. Ngo and Messrs. Morimoto, Dahlstrom and Martines.
43

EXECUTIVE COMPENSATION
(h)
David S. Morimoto has an accrued benefit under the Central Pacific Financial Corp. Defined Benefit Retirement Plan, which was earned prior to the plan being frozen on December 31, 2002. Between December 31, 2018 and December 31, 2019 and between December 31, 2019 and December 31, 2020, there were increases of $18,021 and $16,001 in the pension value for Mr. Morimoto, respectively.

(i)
This column represents other compensation earned by the NEOs, including, but not limited to, 401(k) Company contributions, transportation services and travel, as detailed below, for each NEO during 2020. The table below further details “All Other Compensation” reported in the Summary Compensation Table.

Name	401(k) Retirement Savings Plan	Other Compensation	Total All Other Compensation
Paul K. Yonamine[1]	$11,250	$8,721	$19,971
A. Catherine Ngo[2]	$11,400	$10,746	$22,146
David S. Morimoto[3]	$10,592	$4,552	$15,144
Kevin Dahlstrom	$0	$2,387	$2,387
Arnold D. Martines[4]	$3,815	$14,714	$18,529
1.
Other Compensation for Paul K. Yonamine includes $1,500 in parking fringe benefit, $1,584 in group life insurance fringe benefit, $3,660 in club dues, $1,877 in transportation expenses and $100 in tax gross-up for a holiday gift card.

2.
Other Compensation for A. Catherine Ngo includes $1,500 in parking fringe benefit, $1,584 in group life insurance fringe benefit, $4,245 in club dues, $2,897 in transportation services, $270 in spousal travel, $150 service award and $100 in tax gross-up for a holiday gift card.

3.	Other Compensation for David S. Morimoto includes $1,500 in parking fringe benefit, $552 in group life insurance fringe benefit, $2,400 in club dues and $100 in tax gross-up for a holiday gift card.
4.
Other Compensation for Arnold D. Martines includes $1,500 in parking fringe benefit, $1,032 in group life insurance fringe benefit, $3,325 in club dues, $8,757 in transportation services, and $100 in tax gross-up for a holiday gift card.

44	2021 Proxy Statement

EXECUTIVE COMPENSATION
GRANTS OF PLAN-BASED AWARD TABLE
Name	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Awards	Grant Date Fair Value of Stock and Option Awards(4)
			Threshold	Target	Max	Threshold	Target	Max
			$	$	$	#	#	#	#	#	$	$
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
Paul K. Yonamine	Cash Incentive[1]		$210,938	$421,875	$632,813
	RSU[2]	2/18/2020							5,338			$149,998
	PSU[2]	2/18/2020				7,740	10,676	16,014				$299,996
A. Catherine Ngo	Cash Incentive[1]		$162,500	$325,000	$487,500
	RSU[2]	2/18/2020							4,448			$124,989
	PSU[2]	2/18/2020				6,450	8,897	13,345				$250,006
David S. Morimoto	Cash Incentive[1]		$78,750	$157,500	$236,250
	RSU[2]	2/18/2020							2,283			$64,152
	PSU[2]	2/18/2020				3,311	4,567	6,850				$128,333
	RSU[4]	5/15/2020							2,130			$29,990
Kevin V. Dahlstrom	Cash Incentive[1]		$73,125	$146,250	$219,375
	RSU[2]	2/18/2020							2,120			$59,572
	PSU[2]	2/18/2020				3,074	4,241	6,361				$119,172
	RSU[3]	2/18/2020							7,117			$199,988
Arnold D. Martines	Cash Incentive[1]		$69,750	$139,500	$209,250
	RSU[2]	2/18/2020							2,022			$56,818
	PSU[2]	2/18/2020				2,932	4,045	6,067				$113,665
	RSU[4]	5/15/2020							3,551			$49,998
1.
The funding of the Annual Incentive Compensation Plan requires a minimum level of overall Company performance before any individual incentive award can be made. The incentive pool is funded upon achieving a minimum of 85% of budgeted Net Income. At threshold, the incentive pool is funded at fifty percent (50%) (column (d)); thereafter, funding increases based on the level of Net Income results and capped at one hundred fifty percent (150%) (column (f)). Threshold and maximum amounts shown in table are based upon the funding percentage of the incentive pool as a whole; individual awards may be less than threshold or more than maximum percentages.

2.	On February 18, 2020, the NEOs received a Board approved grant, with the following features:
•	One-third (33.33%) of the grant (column (j)) - RSUs vest based on time evenly over a three-year period.
•
Two-thirds (66.67%) of the grant - PSUs vest based on performance (columns (g), (h), (i)). One-half (50%) of the PSUs vests on attainment of Board approved 3-year average (2020, 2021 and 2022) ROA. If 95% of target (threshold) is not achieved, all shares will be forfeited. If threshold is achieved, the actual number of shares earned will be based on the level of 3-year average ROA achievement, with a stretch opportunity capped at 150% of target shares. One-half (50%) of the PSUs vests based on TSR relative to peer for the performance measurement period from January 1, 2020 through January 31, 2022. Threshold performance is at the 25th percentile of peers at which fifty percent (50%) of shares is earned with a stretch opportunity at the 75th percentile of peers at which a maximum opportunity of 150% of target shares is earned.

3.	On February 18, 2020, Kevin V. Dahlstrom received a Board approved new hire grant of RSUs as part of his employment offer with vesting based on time in equal annual amounts over a three-year period.
4.	On May 15, 2020, Messrs. Morimoto and Martines received Board approved grants of RSUs in lieu of salary increases with vesting based on time in equal annual amounts over a three-year period.
e.
This column reflects the target annual cash incentive amounts. Individual target incentives were based on a percentage of salary. The target award amounts were based on salaries as of January 1, 2020. Target amounts were not adjusted as there were no base salary changes throughout the year. In February 2020, the Committee approved the payment of incentives to NEOs based on achieving 104% of the adjusted target of budgeted Pre-tax, Pre-provision income target which equated to incentive pool funding at 120%. Since the target was adjusted during the year the pool funding was capped at 100% of target with an additional 5% of the budgeted Company-wide incentive dollars reserved for discretionary allocation based on performance.

m.
This column represents the value of PSUs and RSUs granted on February 18, 2020, at the closing share price of $28.10, and RSUs granted on May 15, 2020, at the closing price of $14.08. Grant features are noted in footnotes 2, 3 and 4 above.

45

EXECUTIVE COMPENSATION
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	Option Awards				Stock Awards
Name	# of Securities Underlying Unexercised Options Exercisable	# of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan: # of Unearned Options	Option Exercise Price ($)	Option Expiration Date	# of Shares/ Units of Stock Not Vested	Market Value of Shares/ Units Not Vested ($)	Equity IP: # of Unearned Shares, Units, or Other Rights Not Vested	Equity IP: Market or Payout Value of Unearned Shares, etc. Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Paul K. Yonamine
						10,801[3]	$205,327
								23,494[4]	$446,621
						1,197[5]	$22,755
						5,338[8]	$101,475
								7,740[9]	$147,137
A. Catherine Ngo	41,493			$14.31	5/2/2022
						1,132[1]	$21,519
								6,793[2]	$129,135
						2,514[3]	$47,791
								5,468[4]	$103,947
						2,838[5]	$53,950
						4,448[8]	$84,556
								6,450[9]	$122,615
David S. Morimoto						509[1]	$9,676
								3,057[2]	$58,114
						1,303[3]	$24,770
								2,835[4]	$53,893
						1,552[5]	$29,504
						2,283[8]	$43,400
								3,311[9]	$62,942
						2,130[11]	$40,491
Kevin V. Dahlstrom						2,120[8]	$40,301
								3,074[9]	$58,437
						7,117[10]	$135,294
Arnold D. Martines						297[1]	$5,646
								1,783[2]	$33,895
						745[3]	$14,162
								1,620[4]	$30,796
						1,109[5]	$21,082
						670[6]	$12,737
						3,487[7]	$66,288
						2,022[8]	$38,438
								2,932[9]	$55,737
						3,551[11]	$67,505
1.
On February 15, 2018, the Board approved a stock grant to the NEOs, of which one-third (33.33%) of the grant (RSUs) vests in equal annual amounts over a three-year period on February 15 of each year. Number of shares indicated time vest in one remaining installment on February 15, 2021.

2.
Per “1” above, the remaining two-thirds (66.67%) of the grant (PSUs) will cliff vest on February 15, 2021. The Board approved payout of unvested PSUs at target as leadership was on track to attain target pre-COVID. NOTE: Paul K. Yonamine and Kevin V. Dahlstrom were not included in the grant as they were not employed at the Bank at the time of grant. Amounts shown are the number and value of shares that would be earned at the target level of performance for 2018, 2019, and 2020.

3.
On February 15, 2019, the Board approved a stock grant to the NEOs, of which one-third (33.33%) of the grant (RSUs) vests in equal amounts over a three-year period on February 15 of each year. Number of shares indicated time vests in three installments on February 15, 2020, 2021 and 2022.

4.
Per “3” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2022, subject to attainment of 95% (threshold) of Board approved 3-year (2019, 2020, 2021) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award and fifty percent (50%) of the remaining two-thirds (33.33%) vests based on Total Shareholder Return (TSR) relative to

46	2021 Proxy Statement

EXECUTIVE COMPENSATION
peers for the performance measurement period of January 1, 2019 through January 31, 2021 TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. Amounts shown are the number and value of shares that would be earned at the threshold level of performance given the performance targets are not anticipated to be met due to the impact of COVID-19 on the Company financials.
5.
On March 15, 2019, NEO’s received a portion of their 2018 annual incentive compensation in the form of restricted stock which vests in equal installments over a three-year period on March 15 of each year. Number of shares indicated time vest in two remaining installments on March 15, 2021 and 2022.

6.
On November 15, 2016, the Board approved a grant of RSUs to Mr. Martines. The award vests in equal annual amounts over a five-year period on November 15 of each year. Number of shares indicated time vest in one remaining installments on November 15, 2021.

7.
On May 15, 2019, the Board approved a grant of RSUs to Mr. Martines for his promotion to Group EVP, Revenue. The award vests in equal annual amounts over a five-year period on May 15 of each year. Number of shares indicated time vest in four remaining installments on May 15 of 2021, 2022, 2023 and 2024.

8.
On February 15, 2020, the Board approved a stock grant to the NEOs, of which one-third (33.33%) of the grant (RSUs) vests in equal amounts over a three-year period on February 15 of each year. Number of shares indicated time vests in three installments on February 15, 2021, 2022 and 2023.

9.
Per “8” above, fifty percent (50%) of the remaining two-thirds (33.33%) of the grant (PSUs) will cliff vest on February 15, 2023, subject to attainment of 95% (threshold) of Board approved 3-year (2020, 2021, 2022) average Return on Assets (ROA) target, with a stretch opportunity up to 150% of award and fifty percent (50%) of the remaining two-thirds (33.33%) vests based on Total Shareholder Return (TSR) relative to peers for the performance measurement period of January 1, 2020 through January 31, 2022. TSR threshold is at the 25th percentile of peers and maximum at the 75th percentile of peers at which the maximum earned percentage is 150%. Amounts shown are the number and value of shares that would be earned at the threshold level of performance given the performance targets are not anticipated to be met due to the impact of COVID-19 on the Company financial results in 2020.

10.
On February 15, 2020, the Board approved a grant of RSUs for Kevin V. Dahlstrom as part of his offer of employment. The award vests in equal amounts over a three-year period on February 15 of each year. Number of shared indicated vest in three installments on February 15 of 2021, 2022 and 2023.

11.
On May 15, 2020 the Board approved grants of RSUs to Messrs. Morimoto and Martines in lieu of a previously approved salary increases. The award vests in equal annual amounts over a three-year period on May 15 of each year. Number of shares indicated time vest in three installments on May 15 of 2021, 2022 and 2023.

OPTIONS EXERCISED AND STOCK VESTED
None of the NEOs exercised options in 2020. The following are the aggregated stock that vested for the NEOs in 2020.
	Option Awards		Stock Awards
	# of Shares Acquired on Exercise	Value Realized on Exercise	# of Shares Acquired on Vesting	Value Realized on Vesting
Executive Name		($)		($)
Paul K. Yonamine			6,000	$160,957
A. Catherine Ngo			13,488	$330,562
David S. Morimoto			6,204	$151,747
Kevin V. Dahlstrom			—	—
Arnold D. Martines			4,611	$103,146
PENSION BENEFITS
The Central Pacific Financial Corp. Defined Benefit Retirement Plan (the “Retirement Plan”) provides retirement benefits for eligible employees based on the employee’s years of credited service and their highest average annual salaries in a 60 consecutive month period of service. The Company froze the Retirement Plan on December 31, 2002 and the benefits under the plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. David S. Morimoto is a participant in the Retirement Plan.
A summary of benefits under the Retirement Plan for David S. Morimoto is listed below:
Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefits	Payments During Last Fiscal Year
		(#)	($)	($)
David S. Morimoto	Central Pacific Financial Corp. Defined Benefit Retirement Plan	11 years	$90,878	$—
1.
Present value for the Defined Benefit Retirement Plan is calculated using a 2.30% discount rate, the same as for the 12/31/2020 financial statement footnote disclosures. The increase in the present value from the prior year is primarily due to the decrease in discount rate from the prior year. Mortality assumption is the amounts-weighted aggregate rates from the Pri-2012 mortality study projected generationally from 2012 with Scale MP-2020, post-retirement only, per SEC guidance. The retirement age is assumed to be 62, the earliest unreduced age under the plan.

47

EXECUTIVE COMPENSATION
NON-QUALIFIED DEFERRED COMPENSATION
The Company maintains a non-qualified deferred compensation plan that allows employees (including the NEOs) with an annual base salary of $125,000 or greater to defer up to 80% of base salary and/or 100% of annual bonuses and commissions earned for a specified year on a pre-tax basis. The plan does not feature any matching or other contributions from the Company.
A participant is always 100% vested in his or her deferred amounts. Deferred amounts under the Central Pacific Bank Deferred Compensation Plan are subject to adjustment for increase or decrease in value based on hypothetical investment measurement funds in one or more of the available measurement funds chosen by the participant. The participant’s deferred amounts are generally payable beginning on the earliest to occur of (a) a specified time chosen by the participant, (b) the participant’s death, (c) the participant’s disability, (d) a separation from service (either at the time of separation or six (6) months after the separation in the case of a key employee), or (e) an “unforeseeable emergency.” For distributions due to a disability or upon a separation from service due to retirement, the participant may choose to receive deferred amounts as a lump-sum payment or in annual installments over a period not to exceed fifteen (15) years. Distributions for all other events are made in the form of a lump sum.
The Bank’s obligations with respect to the deferred amounts under the Central Pacific Bank Deferred Compensation Plan are payable from its general assets. The assets are at all times subject to the claims of the Company’s general creditors.
Set forth below is information regarding the amounts deferred by or for the benefit of the NEOs in 2020.
Name	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
(a)	(b)	(c)	(d)	(e)	(f)
Paul K. Yonamine	$411,961	$0	$100,891	$0	$512,852
A. Catherine Ngo	$0	$0	$0	$0	$0
David S. Morimoto	$35,000	$0	$24,136	$0	$193,947
Kevin V. Dahlstrom	$0	$0	$0	$0	$0
Arnold D. Martines	$0	$0	$0	$0	$0
1.
The amounts reported in the contributions column (b) are reported as compensation in the last completed fiscal year in the registrant’s Summary Compensation Table. Of the amount reported in the Aggregate Balance Column (f) for Mr. Morimoto, $109,265 previously was reported as compensation to Mr. Morimoto in the registrant’s Summary Compensation Table for previous years. The table below shows the funds available under the Central Pacific Bank Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2020, as reported by the administrator of the Plan.

Name of Fund	2020 Rate of Return
Fidelity VIP Gov't Money Market - Initial Class	-0.49%
Vanguard VIF Short Term Investment Grade	5.49%
Vanguard VIF Total Bond Index	7.58%
Ivy Funds VIP High Income	6.03%
Vanguard VIF Diversified Value	11.78%
Vanguard VIF Equity Income	3.25%
Vanguard VIF Total Stock Market Index	20.55%
Vanguard VIF Equity Index	18.20%
Vanguard VIF Capital Growth	17.47%
Vanguard VIF Growth	43.09%
Vanguard VIF MidCap Index	18.07%
Vanguard VIF Small Company Growth	23.18%
Vanguard VIF International	57.58%
Vanguard VIF Balanced	10.68%
Vanguard VIF REIT Index	-4.85%
48	2021 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The narrative and tables below summarize the estimated amounts payable to each NEO under various termination scenarios, assuming they had occurred on December 31, 2020. The Company does not currently maintain employment agreements with any of the NEOs that provide for termination-related compensation. In addition, none of the NEOs employed as of December 31, 2020 were eligible to receive any payments at, following, or in connection with any termination or change-in-control of the Company beyond those available generally to all salaried employees.
Payments Upon Termination for Good Reason, Termination without Cause, or Resignation
None of the NEOs are covered under employment agreements that provide for any additional payments or benefits beyond those generally available to other employees if they terminate their employment for good reason, are terminated by the Company without cause, or they voluntarily resign, assuming a change-in-control has not occurred.
Potential Payments Upon a Change-in-Control
As of December 31, 2020, each of the NEOs held unvested restricted stock units (“RSUs”), granted under the Company’s 2013 Stock Compensation Plan. Under this plan, if a change-in-control occurs, the vesting on all outstanding equity awards will only accelerate for a NEO whose employment also terminates in connection with the change-in-control.
The table below shows the amounts to which each NEO would be entitled upon a change-in-control as of December 31, 2020 assuming: 1) a change-in-control occurs without an associated termination of employment and 2) employment terminates in connection with a change-in-control. These values represent amounts beyond what each NEO would receive upon voluntary termination as of December 31, 2020.
	Accelerated Vesting of Equity Awards[1]
	Change-in-Control	Change-in-Control with Associated Termination
Paul K. Yonamine	—	1,125,798
A. Catherine Ngo	—	595,533
David S. Morimoto	—	337,630
Kevin V. Dahlstrom	—	256,217
Arnold D. Martines	—	358,051
[1]
Each of the NEOs shown here held unvested equity as of December 31, 2020. The values shown reflect the intrinsic value of accelerated restricted stock units based on the Company’s closing stock price on December 31, 2020 of $19.01 per share (the last trading day of 2020).

Payments Upon Termination for Cause
If the Company terminates any NEO’s employment for cause, it will not make any payments or provide any benefits beyond what is generally available to other employees in this termination scenario.
Payments Upon Death or Disability
Upon death or disability, each officer (or the officer’s estate) will receive benefits under the Company’s disability plan or payments under the life insurance plan, as appropriate. These benefits are generally available to all employees of the Company. Aside from these payments, upon death or disability as of December 31, 2020, none of the NEOs would receive accelerated vesting of outstanding equity or any additional payments above what they would otherwise be entitled to receive upon voluntary termination.
49

CEO PAY RATIO DISCLOSURE
As required by Item 402(u) of Regulation S-K, as of December 31, 2020, the ratio between our CEO’s total compensation and the total compensation of our median employee was 23.59 to 1. Total compensation for our median employee includes base salary, cash bonus and incentive, company matching contributions to employee savings, and other compensation (i.e., group life insurance imputed income value). Total compensation for Mr. Yonamine includes base salary, restricted stock grants, non-equity incentive compensation, and other compensation, which includes the matching contributions described above.
With our President now included in the employee population, we identified a new median employee for 2020, using the same methodology and analysis used for 2019. For the period ending December 24, 2020, our median employee’s annual total compensation was $61,648. The annual total compensation of Mr. Yonamine, our Chairman and CEO was $1,454,339.
We completed the following steps to identify our median employee and to determine the annual total compensation of our median employee and CEO:
1.
As of December 24, 2020, our employee population consisted of approximately 837 individuals, including any full-time, part-time, temporary, or seasonal employees employed, and not on leave of absence, on that date.

2.	To identify the median employee, we used wages from our payroll records for fiscal 2020, excluding our Chairman and CEO. No full-time equivalent adjustments were made for part time employees.
3.	We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
4.
After identifying the median employee, we added together all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $61,548.

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of the Summary Compensation Table.
50	2021 Proxy Statement

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS
PROPOSAL 1 ELECTION OF DIRECTORS
The Board recommends the election of the eleven (11) nominees listed below as directors, to serve a one-year term expiring at the 2022 Annual Meeting of Shareholders and until their respective successors are elected and qualified or until their earlier death, resignation, retirement, disqualification, or removal from office.

Christine H. H. Camp
Earl E. Fry
Wayne K. Kamitaki
Paul J. Kosasa
Duane K. Kurisu
Christopher T. Lutes
Colbert M. Matsumoto
A. Catherine Ngo
Saedene K. Ota
Crystal K. Rose
Paul K. Yonamine
For more information regarding the background of each of the nominees for director, see the sections titled “ELECTION OF DIRECTORS” and “DIRECTORS’ AND EXECUTIVE OFFICERS’ INFORMATION.” The persons named as “proxy” in the voting instructions or form of proxy provided with these materials will vote the shares represented by all validly returned proxies in accordance with the specifications of the shareholders returning such proxies. If at the time of the Meeting any of the nominees named above should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board.
The election of directors requires a plurality of the votes cast “FOR” the election of the directors by the shares entitled to vote in the election at a meeting at which a quorum is present. Accordingly, the eleven (11) directorships to be filled at the meeting will be filled by the eleven (11) nominees receiving the highest number of “FOR” votes.
Proposal 1. ELECTION OF DIRECTORS
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL ELEVEN (11) NOMINEES.
51

PROPOSAL 2
ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
The Company is required to submit to shareholders a separate non-binding shareholder vote to approve the compensation of NEOs, as disclosed pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and any related material).
This proposal, commonly known as a “Say-On-Pay” proposal permits shareholders to endorse or not endorse the Company’s executive compensation program through the following resolution:
“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
Because the shareholders’ vote is advisory, it will not be binding on the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. The affirmative vote of the holders of a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.
Currently the Say-On-Pay vote, as determined by the Board following a shareholder advisory vote at the 2017 Annual Meeting of Shareholders, is to be held annually. The next scheduled Say-On-Pay vote after the Meeting will occur at the 2022 Annual Meeting of Shareholders.
Proposal 2. ADVISORY (NON-BINDING) VOTE TO APPROVE EXECUTIVE COMPENSATION
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL
52	2021 Proxy Statement

Proposal 3
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Crowe LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Crowe LLP audited the Company’s financial statements for the fiscal year ended December 31, 2020, and has audited the Company’s financial statements since 2018. Representatives of Crowe LLP are expected to attend the Meeting. The representatives are expected to be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.
The Company is asking its shareholders to ratify the selection of Crowe LLP as its independent registered public accounting firm (as it has done in prior years) because it believes it is a matter of good corporate practice. If the Company’s shareholders do not ratify the selection, the Audit Committee will reconsider whether to retain Crowe LLP, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.
Audit Fees. The aggregate fees billed to the Company by Crowe LLP with respect to services performed for the fiscal years ended December 31, 2020 and 2019 are as follows:
	2020	2019
Audit Fees(1)	$1,174,000	$1,181,000
Audit Related Fees(2)	$85,000	$81,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,259,000	$1,262,000
(1)
Audit fees consisted of fees billed by Crowe LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the Company’s internal control over financial reporting. The audit fees also relate to services such as consents.

(2)	Audit related fees consisted of fees billed by Crowe LLP for audits of certain employee benefit plans and mortgage banking activities.
Pre-approval Policies and Procedures. The Audit Committee of the Board established a policy in 2003 to pre-approve all services provided by the Company’s independent registered public accounting firm. Each service to be provided by the Company’s independent registered public accounting firm is presented for pre-approval at the Audit Committee’s regular meeting or presented to the Chair of the Audit Committee for pre-approval under delegated authority and presented to the Audit Committee at their next regular meeting. All engagements of Crowe LLP that commenced during 2018 and since then have been pre-approved in accordance with the pre-approval policy.
The Audit Committee considers whether the provision of audit-related services, tax services, and all other services, as applicable, is compatible with maintaining the independence of Crowe LLP.
Recommendation
The Board has submitted its appointment of Crowe LLP for ratification by the Company’s shareholders. The affirmative vote of the holders of at least a majority of the shares of Common Stock represented and entitled to vote at the Meeting will be required for passage of this proposal.
Proposal 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board Recommendation
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.
53

PROPOSALS OF SHAREHOLDERS
Shareholder proposals intended to be considered for inclusion in the Company’s Proxy Statement and voted on at the Company’s regularly scheduled 2022 Annual Meeting of Shareholders must be received at the Company’s offices at 220 South King Street, Honolulu, Hawaii 96813, Attention: Corporate Secretary, by no later than one hundred twenty (120) calendar days before the first anniversary date of the release of this Proxy Statement, (i.e. by no later than November 10, 2021) pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. Applicable SEC rules and regulations govern the submission of shareholder proposals and the Company’s consideration of them for inclusion in next year’s proxy statement and form of proxy. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described above), but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) the Company receives notice of the proposal before the close of business 45 days before the first anniversary date of the mailing date of this Proxy Statement (i.e., by no later than January 24, 2022) and advises shareholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) the Company does not receive notice of the proposal prior to the close of business 45 days before the first anniversary of the mailing date of this Proxy Statement (i.e., by January 24, 2022).
The Company’s Bylaws contain procedures that shareholders must follow to present business at a meeting of shareholders if such business is not specified in the Proxy Statement. A shareholder may obtain a copy of these procedures from the Company’s Corporate Secretary. In addition to other applicable requirements, for business to be properly brought before the 2022 Annual Meeting of Shareholders, a shareholder must give notice of the matter to be presented at the Meeting in a proper written form to the Company’s Corporate Secretary or at www.sec.gov. The Corporate Secretary must receive this written notice at the principal offices of the Company not less than ninety (90) calendar days nor more than one hundred twenty (120) calendar days prior to the anniversary date of the preceding year’s annual meeting. Shareholder proposals not made in accordance with these requirements may be disregarded by the chairperson of the Meeting.
54	2021 Proxy Statement

OTHER BUSINESS
The Board knows of no other business that will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented thereby on such matters in accordance with the recommendation of the Board or, if no recommendation is given, in their own discretion.
Incorporation by Reference
To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the United States Securities Act of 1933, as amended, or the Exchange Act, as amended, the sections of this Proxy Statement entitled “COMPENSATION COMMITTEE REPORT” and “REPORT OF THE AUDIT COMMITTEE” will not be deemed incorporated, unless specifically provided otherwise in such filing.
Dated: March 10, 2021	CENTRAL PACIFIC FINANCIAL CORP.

Glenn K.C. Ching
Executive Vice President and Corporate Secretary
55

CENTRAL PACIFIC FINANCIAL CORP.
220 SOUTH KING ST. 22ND FLOOR
HONOLULU, HI 96813
ATTN: GLENN CHING

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPF2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D33605-P49107

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CENTRAL PACIFIC FINANCIAL CORP.
REVOCABLE PROXY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Christine H. H. Camp
02) Earl E. Fry
03) Wayne K. Kamitaki
04) Paul J. Kosasa
05) Duane K. Kurisu
06) Christopher T. Lutes
07) Colbert M. Matsumoto
08) A. Catherine Ngo
09) Saedene K. Ota
10) Crystal K. Rose
11) Paul K. Yonamine

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof shall be voted by the proxy holders in accordance with the recommendation of the Board.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Annual Meeting of Shareholders
Thursday, April 29, 2021
11:00 a.m. Hawaii Time

D33606-P49107

CENTRAL PACIFIC FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 2021

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR USE AT THE ANNUAL MEETING ON APRIL 29, 2021.

The shares of stock held in your account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" the election of the Board's nominees for director, and "FOR" proposals 2 and 3. By signing the proxy, you revoke all prior proxies and appoint Glenn Ching and Sara Coes, each alone with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments or postponements thereof.

For those participants in the Central Pacific Bank 401(k) Retirement Savings Plan (the "Plan"), you hereby direct the Vanguard Fiduciary Trust Company (the "Trustee"), as Trustee of the Plan, to vote at the Annual Meeting of Shareholders of Central Pacific Financial Corp. (the "Company") as indicated on the reverse side of this card, all shares allocated to your account in the Plan. The Trustee will vote these shares as you direct. If you do not vote or if your card is not received by the deadline below or if your card is received but the voting instructions are invalid, then the Trustee will vote the shares held in the Plan in the same proportion as votes received from other participants in the Plan.

This voting instruction card is furnished in connection with the solicitation of proxies by the Board of Directors of the Company. This card must be returned by 11:59 P.M. Eastern Time on April 28, 2021, or, for Plan participants, by 11:59 P.M. Eastern Time on April 26, 2021 for your voting instructions to be honored.

The undersigned hereby acknowledges receipt of the Proxy Statement for the Annual Meeting.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE